                                   EXHIBIT 2.1

                                MERGER AGREEMENT

This Merger Agreement ("Agreement") is entered into as of September 8, 2003 (the "Execution Date"), by and among SinoFresh Corp., a Florida corporation ("SinoFresh"), SinoFresh Acquisition Corp., a Florida corporation ("SinoFresh Corp."), SinoFresh HealthCare, Inc., a Delaware corporation ("HealthCare") and Susan Parker.

                                    RECITALS

A. SinoFresh wishes to exchange with HealthCare, on the terms and conditions set forth in this Agreement, 14,326,660 shares of SinoFresh.

B. Upon consummation of the Merger (defined in Section 1.1.1 below), HealthCare shall merge with and into SinoFresh Corp., and SinoFresh Corp., shall be a wholly-owned subsidiary of SinoFresh.

C. Together, the HealthCare Shareholders (defined in Section 1.1 below) are the owners of the following amount of common and preferred stock of HealthCare, which amount represents all issued and outstanding capital stock of HealthCare:
(i) 21,536,980 shares of common stock (the "HealthCare Common"); (ii) 1,716,339 shares of Series A preferred stock (the "HealthCare Series A"); (iii) 6,000,000 shares of Series B preferred stock (the "HealthCare Series B"); and (iv) 5,000,000 shares of Series C preferred stock (the "HealthCare Series C"). The HealthCare Common, the HealthCare Series A, the HealthCare Series B and the HealthCare Series C shall collectively be referred to herein as the "HealthCare Shares".

D. The HealthCare Shareholders (defined in Section 1.1 below) desire to acquire a total of 14,326,660 shares of stock of SinoFresh. Accordingly, at the Effective Time (defined in Section 1.1.1 below), HealthCare shall merge with an into SinoFresh Corp., and the HealthCare Shares issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for: (i) 10,768,490 shares of common stock of SinoFresh (the "SinoFresh Common"); (ii) 858,170 shares of Series A preferred stock of SinoFresh (the "SinoFresh Series A"); (iii) 1,500,000 shares of Series B preferred stock of SinoFresh (the "SinoFresh Series B"); and (iv) 1,218,711 shares of Series C preferred stock of SinoFresh (the "SinoFresh Series C"). The SinoFresh Common, the SinoFresh Series A, the SinoFresh Series B and the SinoFresh Series C shall collectively be referred to herein as the "SinoFresh Shares".

E. In addition, the HealthCare Shareholders desire to acquire certain options and warrants of SinoFresh. Accordingly, at the Effective Time (defined in Section 1.1.1 below), HealthCare shall merge with an into SinoFresh Corp., and the HealthCare Options and Warrants (defined in Section 1.1.1 below) outstanding immediately prior to the Effective Time (defined in Section 1.1.1 below), shall cease to be outstanding and shall be converted into and exchanged for: (i) options to purchase 1,500,000 shares of the common stock of SinoFresh, (ii) warrants to purchase 450,000 shares of common stock of SinoFresh, (iii) warrants to purchase 1,350,000 shares of common stock of SinoFresh at $5.00 per share, and (iv) warrants to purchase 100,000 shares of common stock of SinoFresh at $7.00 per share. Options to purchase 1,500,000 shares of the common stock of SinoFresh, warrants to purchase 450,000 shares of common stock of SinoFresh, warrants to purchase 1,350,000 shares of common stock of SinoFresh at $5.00 per share, and warrants to purchase 100,000 shares of common stock of SinoFresh at $7.00 per share shall collectively be referred to herein as the "SinoFresh Options and Warrants".

F. In connection with the Agreement, Susan Parker shall tender 19,616,667 shares of common stock of SinoFresh owned by her to SinoFresh's transfer agent with instructions to cancel the 19,616,667 shares.

G. It is the intent of the parties that the Merger qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

Accordingly, the parties agree as follows:


1.       MERGER.


1.1 EXCHANGE FOR THE SINOFRESH SHARES. Subject to the terms and conditions of this Agreement, prior to or simultaneously with the Closing (as defined in
Section 2.1 below), the HealthCare Shares owned by each HealthCare shareholder shown on SCHEDULE 1 (each individually a "HealthCare Shareholder" and
collectively  the  "HealthCare   Shareholders")  shall  be  converted  into  and
exchanged for the SinoFresh Shares. At the Effective Time and upon the effectiveness of the Merger (defined in Section 1.1.1 below), the HealthCare Shareholders shall be deemed to the holder of record of the SinoFresh Shares, and SinoFresh shall continue to be governed by the laws of the State of Florida.

         1.1.1 EXCHANGE FOR THE SINOFRESH OPTIONS AND WARRANTS. Subject to the terms and conditions of this Agreement, prior to or simultaneously with the Closing (as defined in Section 2.1 below) the following options and warrants shall be exchanged for the SinoFresh Options and Warrants: (i) options to purchase 3,000,000 shares of the common stock of HealthCare (the "Option Shares")1, (ii) warrants to purchase 900,000 shares of common stock of HealthCare (the "A Warrants")2, (iii) warrants to purchase 1,350,000 shares of common stock of HealthCare at $5.00 per share (the "Cancelable Warrants")3, and
(iv) warrants to purchase 100,000 shares of common stock of HealthCare at $7.00 per share (the "B Warrants")4. The options to purchase 3,000,000 shares of the common stock of HealthCare, warrants to purchase 900,000 shares of common stock of HealthCare, warrants to purchase 1,350,000 shares of common stock of HealthCare at $5.00 per share, and warrants to purchase 100,000 shares of common stock of HealthCare at $7.00 per share shall collectively be referred to herein

--------
1 Options of HealthCare shall be exchanged for options of SinoFresh on a 1 for 2 basis.

2 The A Warrants of HealthCare shall be exchanged for the A Warrants of SinoFresh on a 1 for 2 basis.

3 The Cancelable Warrants of HealthCare shall be exchanged for the Cancelable Warrants of SinoFresh on a 1 for 1 basis.

4 The B Warrants of HealthCare shall be exchanged for the B Warrants of SinoFresh on a 1 for 1 basis.

as the "HealthCare Options and Warrants". The exchange of the SinoFresh Shares for the HealthCare Shares and the SinoFresh Options and Warrants for the HealthCare Options and Warrants shall be referred to herein as the "Merger".

1.2 ARTICLES OF MERGER. The Merger shall be effectuated at the Effective Time pursuant to Articles of Merger ("Articles of Merger") filed in accordance with applicable provisions of Florida and Delaware law. The Articles of Merger shall be filed together with any other filings or recordings required by Florida and Delaware law in connection with the Merger as soon as practicable after the Closing (as defined below in Section 2.1). The term "Effective Time" as used in this Agreement means the time at which the Merger becomes effective under the laws of Florida.

1.3 MERGER.  At the Effective  Time,  the  HealthCare  Shares and the HealthCare
Options and Warrants shall, by virtue of the Merger and without any action on the part of the HealthCare Shareholders, automatically cease to be outstanding and shall be converted into and exchanged for the SinoFresh Shares and SinoFresh Options and Warrants. Each certificate evidencing ownership of the HealthCare Shares outstanding immediately prior to the Effective Time and each agreement representing ownership of the HealthCare Options and Warrants shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of the SinoFresh Shares and an agreement or agreements evidencing ownership of the applicable number of SinoFresh Options and Warrants. At the Closing (as defined below in Section 2.1): (i) the HealthCare Common shall cease to be outstanding and shall be converted into and exchanged for the SinoFresh Common5, (ii) the HealthCare Series A shall cease to be outstanding and shall be converted into and exchanged for the SinoFresh Series A6, (iii) the HealthCare Series B shall cease to be outstanding and shall be converted into and exchanged for the SinoFresh Series B7, (iv) the HealthCare Series C shall cease to be outstanding and shall be converted into and exchanged for the SinoFresh Series C8, and (v) the HealthCare Options and Warrants shall cease to be outstanding and shall be converted into and exchanged for the SinoFresh Options and Warrants. The SinoFresh Shares and SinoFresh Options and Warrants exchanged for the HealthCare Shares and HealthCare Options and Warrants shall be referred to herein as the "Closing Shares".

1.4 CANCELLATION OF CERTAIN SHARES OF SINOFRESH. At the Closing (as defined below in Section 2.1), the certificate or certificates representing the 19,616,667 shares of common stock of SinoFresh owned by its majority shareholder, Susan Parker ("Parker's Shares"), shall be tendered to SinoFresh. At the Effective Time, SinoFresh shall cancel Parker's Shares.

                                       6
-----------------

5 The HealthCare Common and the SinoFresh Common shall be exchanged on a 1 for 2 basis.

6 The HealthCare Series A and the SinoFresh Series A shall be exchanged on a 1 for 2 basis.

7 The HealthCare Series B and the SinoFresh Series B shall be exchanged on a 1 for 4 basis.

8 The HealthCare Series C and the SinoFresh Series C shall be exchanged on a 1 for 4 basis.

1.5 NAME CHANGE. At the Effective Time, (i) HealthCare shall cease to exist by virtue of its merging with and into SinoFresh Corp., (ii) the articles of incorporation of SinoFresh Corp., shall be amended hereby such that the name of SinoFresh Corp., shall become "SinoFresh Corporation", and (iii) the articles of incorporation of SinoFresh shall be amended hereby such that name of SinoFresh shall become "SinoFresh HealthCare, Inc." by amendment to its articles of incorporation.9


2. CLOSING AND CLOSING DOCUMENTS.


2.1 DATE, TIME AND PLACE OF CLOSING. The Merger contemplated by this Agreement shall take place at a closing (the "Closing") to be held at Law Offices of Eric
P. Littman, P.A., 7695 S.W. 104th Street, Miami, FL 33156, on a date and at a time convenient to the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

2.2 HEALTHCARE CLOSING DOCUMENTS.  At the Closing,  HealthCare shall deliver the
following  documents  to  SinoFresh   (collectively,   the  "HealthCare  Closing
Documents"):

         2.2.1 HEALTHCARE SHARE CERTIFICATES. Certificates representing all of the HealthCare Shares;

         2.2.2 OTHER DOCUMENTS AND INSTRUMENTS. Such other documents and instruments as SinoFresh's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

2.3 SINOFRESH CLOSING DOCUMENTS. At the Closing, SinoFresh shall deliver or cause to be delivered to HealthCare the following documents (collectively, the "SinoFresh Closing Documents"):

         2.3.1 ARTICLES OF MERGER. The Articles of Merger to be filed with the state of Florida, executed by SinoFresh;

         2.3.2 SINOFRESH SHARE CERTIFICATES. Executed minutes of a special meeting of the board of directors of SinoFresh authorizing the issuance of one or more stock certificates in the name of each of the HealthCare Shareholders representing such HealthCare Shareholder's ownership of the SinoFresh Shares;

         2.3.3 WARRANT AND OPTION AGREEMENTS. The agreements, accompanied by assignments, representing ownership of the SinoFresh Options and Warrants;

---------------
9 Although the name "SinoFresh HealthCare, Inc., is currently being used by the Delaware entity referred to herein as HealthCare, by virtue of the Merger HealthCare shall cease to exist and its name shall become available in the State of Florida.

         2.3.4 GOOD STANDING CERTIFICATE. A certificate issued by the Florida Secretary of State indicating that SinoFresh is qualified and in good standing within such jurisdiction;

         2.3.5 SINOFRESH OFFICER'S CERTIFICATE. A certificate dated as of the Closing Date executed by a duly authorized officer of SinoFresh certifying that all necessary actions have been taken by SinoFresh's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by SinoFresh in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date;

         2.3.6 CERTIFICATES REPRESENTING PARKER'S SHARES. Proof that one or more stock certificates in the name of Susan Parker representing the 20,000,000 shares owned by Susan Parker have been delivered to the transfer agent for SinoFresh with instructions to (i) cancel 19,616,667 shares, and (ii) forward 50,000 shares to Eric P. Littman, Esq.;

         2.3.7 RESOLUTIONS. Copies of signed resolutions of the board of directors and the shareholders of SinoFresh approving the Merger with HealthCare and the execution by SinoFresh of this Agreement;

         2.3.8 APPRAISAL RIGHTS.In the event that shareholders of SinoFresh are entitled to "appraisal rights"10 pursuant to the Florida Business Corporation Act, copies of all written appraisal notices and forms sent by SinoFresh to the shareholders of SinoFresh as required by Section 607.1322 of the Florida Business Corporation Act;

         2.3.9 LEGAL OPINION. A letter signed by Eric P. Littman from the Law Offices of Eric P. Littman, P.A., 7695 S.W. 104th Street, Miami, FL 33156, pursuant to which a legal opinion is rendered regarding the total amount of stock of SinoFresh that shall be "freely-tradable" subsequent to the Closing Date by virtue of having been registered pursuant to the Securities Act of 1933 (the "Securities Act") and the total amount of stock of SinoFresh that shall be "freely-tradable" subsequent to the Closing Date pursuant to an exemption from the Securities Act; and

         2.3.10 OTHER DOCUMENTS AND INSTRUMENTS. Such other documents and instruments as HealthCare's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.


3. REPRESENTATIONS AND WARRANTIES OF HEALTHCARE.


HealthCare represents and warrants to SinoFresh that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

------------------
10 "Appraisal rights" shall have the same meaning as that term is used in the Florida Business Corporation Act.

3.1 ORGANIZATION OF HEALTHCARE. HealthCare is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. HealthCare has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. HealthCare is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it. As used in this Agreement, the term "Material Adverse Effect" with respect to any party, shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

3.2 AUTHORIZATION. Subject to the approval of its shareholders, HealthCare has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the HealthCare Closing Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and the HealthCare Closing Documents will constitute, valid and legally binding obligations of HealthCare, enforceable in accordance with their respective terms and conditions.

3.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the HealthCare Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by HealthCare, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which HealthCare is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which HealthCare is a party or by which it is bound or to which any of its assets is subject. HealthCare does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.4 DISCLOSURE. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3.5 CAPITALIZATION. The authorized capital stock of HealthCare consists of 50,000,000 shares of common stock, $.0001 par value, of which 21,536,980 shares are issued and outstanding, and 20,000,000 shares of preferred stock, $.0001 par value, of which (i) 1,716,339 shares of Series A preferred stock, (ii) 6,000,000 shares of Series B preferred stock, and (iii) 4,874,843 shares of Series C preferred stock are issued and outstanding. All of the outstanding shares of

HealthCare  stock  (and  options  to  purchase  stock)  and  other   outstanding
securities of HealthCare have been duly and validly issued.

3.6 TAX TREATMENT. As of the date of this Agreement, HealthCare has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.


4. REPRESENTATIONS AND WARRANTIES OF SINOFRESH AND THE WARRANTING SINOFRESH SHAREHOLDER.


Susan  Parker  (the  "Warranting  Shareholder"),   and  SinoFresh,  jointly  and
severally represent and warrant to HealthCare that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

4.1 ORGANIZATION. SinoFresh is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. SinoFresh has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. SinoFresh is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

4.2 AUTHORIZATION OF TRANSACTION. SinoFresh and the Warranting Shareholder have full power and authority to execute and deliver this Agreement and the SinoFresh Closing Documents to which any SinoFresh shareholder is a party and to perform all obligations hereunder and thereunder. This Agreement constitutes, and the SinoFresh Closing Documents will constitute, the valid and legally binding
obligation  of  SinoFresh  and  the  Warranting   Shareholder,   enforceable  in
accordance with their respective terms and conditions. The Warranting Shareholder and SinoFresh jointly and severally make the representations and warranties set forth in this Section 4 to HealthCare.

4.3 CAPITALIZATION. The authorized capital stock of SinoFresh consists of 500,000,000 shares of common stock, no par value, of which 22,100,000 shares are issued and outstanding, and 200,000,000 shares of "blank check" preferred stock, no par value, of which 0 shares are issued and outstanding. All issued and outstanding shares of SinoFresh stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of SinoFresh have been duly and validly issued in compliance with federal and state securities laws. There are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of SinoFresh, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of SinoFresh. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to SinoFresh. The HealthCare Shares are duly authorized and validly issued, fully paid and nonassessable. The HealthCare Shares are not subject to any preemptive rights or other similar restrictions.

4.4 SUBSIDIARIES. Except for SinoFresh Corp., SinoFresh does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

4.5 OWNERSHIP OF SINOFRESH SHARES. Each SinoFresh shareholder owns and holds of record that number of SinoFresh Shares shown on SCHEDULE 2. Each SinoFresh shareholder has good title to such SinoFresh shareholder's SinoFresh Shares, free and clear of all claims, charges, liens and other encumbrances. As of the Execution Date, 2,100,000 shares of the issued and outstanding stock of SinoFresh are "free-trading" by virtue of either (i) an exemption from the Securities Act, or (ii) having been registered pursuant to the Securities Act.

4.6 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the SinoFresh Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by SinoFresh or the SinoFresh shareholder will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SinoFresh or such SinoFresh shareholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which SinoFresh or such SinoFresh shareholder is a party or by which SinoFresh or such SinoFresh shareholder is bound or to which SinoFresh or any of such SinoFresh shareholder's assets is subject. Neither SinoFresh nor any SinoFresh shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

4.7 FINANCIAL STATEMENTS AND FINANCIAL CONDITION. Attached as SCHEDULE 3 are the following financial statements for SinoFresh: (i) its unaudited consolidated balance sheet as of June 30, 2003, and the related unaudited consolidated statements of income and retained earnings and of cash flows, and (ii) its audited consolidated balance sheet as of December 31, 2002 and the related consolidated statements of income and retained earnings and of cash flows (the "Financial Statements"). The Financial Statements, including any related notes and schedules, have been prepared in accordance with U.S. GAAP consistently applied, are based on the books, records and work papers of SinoFresh, and present fairly the financial position of SinoFresh as of the dates of such statements and the results of operations for the periods covered by such statements, subject to normal year-end adjustments and the absence of footnotes.

4.8 ABSENCE OF MATERIAL CHANGE. Since June 30, 2003, there has been no change in the business, operations, financial condition or liabilities of SinoFresh as stated in the Form 10-QSB filed by SinoFresh on July 31, 2003 with the United States Securities and Exchange Commission that would result in a Material Adverse Effect on SinoFresh.

         4.8.1 FINANCIAL STATEMENTS. Since June 30, 2003, there has been no material change in the financial condition of SinoFresh from that represented in the unaudited financial statements for June 30, 2003 attached hereto in SCHEDULE 3.

4.9 LITIGATION. There are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of such Warranting Shareholder, threatened against SinoFresh which would reasonably be expected to result in any liabilities, including defense costs, in excess of $1,000 U.S. in the aggregate. SinoFresh is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

4.10 TAXES AND TAX RETURNS. SinoFresh has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of SinoFresh do not exceed $5,000 U.S. in the aggregate.

4.11     EMPLOYEES.  SinoFresh has no salaried employees.

4.12     COMPLIANCE WITH APPLICABLE LAW.

         4.12.1 SinoFresh holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and SinoFresh is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on SinoFresh.

         4.12.2 SinoFresh is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on SinoFresh.

4.13 CONTRACTS AND AGREEMENTS. SinoFresh is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by SinoFresh of more than $1,000 U.S., (ii)

SinoFresh is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of SinoFresh, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which SinoFresh is a party or by which SinoFresh is bound, limits the freedom of SinoFresh to compete in any line of business or with any person. SinoFresh is not in default on any contract, agreement or other instruments.

4.14     AFFILIATE TRANSACTIONS.

         4.14.1 SinoFresh has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to SinoFresh of $10,000 U.S. or more.

         4.14.2 For purposes of this Section 4.14, "Affiliated Person" means:

                  (a) a director, executive officer or Controlling Person (as defined below) of SinoFresh;

                  (b) a spouse of a director, executive officer or Controlling Person of SinoFresh;

                  (c) a member of the immediate family of a director, executive officer, or Controlling Person of SinoFresh who has the same home as such person;

                  (d) any corporation or organization (other than SinoFresh) of which a director, executive officer or Controlling Person of SinoFresh is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                  (e) any trust or estate in which a director, executive officer, or Controlling Person of SinoFresh or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                  (f) for purposes of this Section 4.14, "Controlling Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

4.15 LIMITED REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties of the HealthCare expressly set forth in Section 3, SinoFresh has not relied upon any representation and warranty made by or on behalf of HealthCare in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

4.16 DISCLOSURE. No representation or warranty made by a SinoFresh shareholder contained in this Agreement, and no statement contained in the Schedules delivered by SinoFresh and the SinoFresh shareholder hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

4.17     TITLE TO PROPERTY.

         4.17.1 REAL PROPERTY. SinoFresh does not own or lease, directly or indirectly, any real property.

         4.17.2 ENVIRONMENTAL MATTERS. SinoFresh does not have any financial liability under any environmental laws.

4.18 PERSONAL PROPERTY. SinoFresh does not own any personal property the current fair market value of which is more than $1,000 U.S.

4.19 INTELLECTUAL PROPERTY. SinoFresh does not own or lease, directly or indirectly, any Intellectual Property. "Intellectual Property", for purposes of this Agreement, shall mean: patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, licenses and other agreements with respect to any of the foregoing to which SinoFresh is licensor or licensee. In addition, there are no pending or, to such Warranting Shareholder's knowledge, threatened, claims against SinoFresh by any person as to any of the Intellectual Property, or their use, or claims of infringement by SinoFresh on the rights of any person and no valid basis exists for any such claims.

4.20 INSURANCE. SinoFresh does not own, directly or indirectly, any insurance policies with respect to the business and assets of SinoFresh.

4.21 POWERS OF ATTORNEY. SinoFresh does not have any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

4.22 BANK ACCOUNTS. SCHEDULE 4 is a true and complete list of all bank accounts, safe deposit boxes and lock boxes of SinoFresh, including, with respect to each such account and lock box: (a) identification of all authorized signatories; (b) identification of the business purpose of such account or lock box, including identification of any accounts or lock boxes representing escrow funds or otherwise subject to restriction; and (c) identification of the amount on deposit on the date indicated.

4.24 PRODUCT CLAIMS. No product or service liability claim is pending against SinoFresh or against any other party with respect to the products or services of SinoFresh.

4.25 SEC REPORTS AND FINANCIAL STATEMENTS. SinoFresh has filed with the SEC, and has heretofore made available to HealthCare, complete and correct copies of all forms, reports, schedules, statements and other documents required to be filed by SinoFresh under the Securities Act, and the Exchange Act (as such documents have been amended or supplemented since the time of their filing) (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of SinoFresh, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of SinoFresh, as at the date(s) thereof or for the period(s) presented therein.

4.26 ISSUED AND OUTSTANDING SHARES OF SINOFRESH. The issued and outstanding stock disclosed in SCHEDULE 2 of this Agreement is all of the issued and outstanding stock of SinoFresh.

4.27 APPRAISAL RIGHTS. SinoFresh has complied and is in full compliance with any and all provisions of the Florida Business Corporation Act relating to "appraisal rights"11 including, but not limited to, Sections 607.1107, 607.1302 and 607.1322 of the Florida Business Corporation Act.

4.28 CURRENT ASSETS OF SINOFRESH SHALL BE USED TO SATISFY CURRENT LIABILITIES. Prior to or simultaneously with the Closing, (i) the current assets of SinoFresh as disclosed in the unaudited financial statements for June 30, 2003 attached hereto in SCHEDULE 3 (the "June 30, 2003 FS") shall be used to satisfy all current liabilities of SinoFresh as disclosed in the June 30, 2003 FS, or (ii) SinoFresh shall have no liabilities.


5. COVENANTS OF THE PARTIES.


5.1 CONDUCT OF THE BUSINESS OF SINOFRESH. During the period from the date of this Agreement to the Closing Date, SinoFresh will conduct its business and engage in transactions only in the ordinary course consistent with past

--------------------
11 "Appraisal rights" shall have the same meaning as that term is used in the Florida Business Corporation Act.

practice. During such period, SinoFresh will use its best efforts to (a) preserve its business organization intact, and (b) maintain its current status as a company whose shares are traded on the Over The Counter Bulletin Board. In addition, without limiting the generality of the foregoing, SinoFresh agrees that from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by HealthCare in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, SinoFresh will not:

         5.1.1 grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases;

         5.1.2 make any capital expenditures in excess of $1,000 U.S.;

         5.1.3 guarantee the obligations of any person except in the ordinary course of business consistent with past practice;

         5.1.4 acquire assets other than those necessary in the conduct of its business in the ordinary course;

         5.1.5 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $1,000 U.S.;

         5.1.6 enter into or amend or terminate any long term (one year or more) contract (including real property leases) except in the ordinary course of business consistent with past practice;

         5.1.7 enter into or amend any contract that calls for the payment by SinoFresh of $1,000 U.S. or more after the date of this Agreement;

         5.1.8 engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business;

         5.1.9 contribute to any benefit plans except in such amounts and at such times as consistent with past practice;

         5.1.10 increase the number of full-time equivalent employees other than in the ordinary course of business consistent with past practice;

         5.1.11 acquire any real property; or

         5.1.12 agree to do any of the foregoing.

5.2 NO SOLICITATION AND LIQUIDATED DAMAGES. During the period beginning on the date of this Agreement and ending on the Closing Date, neither SinoFresh nor any of its directors, officers, shareholders, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any persons, entity or group other than HealthCare concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving SinoFresh. SinoFresh will promptly communicate to HealthCare the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that SinoFresh may receive in respect of any such transaction. If this Agreement is terminated by HealthCare due to uncured breach of this Section 5.2, then HealthCare shall be entitled to $200,000 U.S. from SinoFresh and the SinoFresh shareholder as liquidated damages. Such liquidated damages shall constitute full payment and the exclusive remedy for any damages suffered by HealthCare by reason of such breach and the terms of this Agreement. SinoFresh, HealthCare and the SinoFresh shareholder agree that actual damages would be difficult to ascertain and that $200,000 U.S. is a fair and equitable amount to reimburse HealthCare for such damages and the termination of this Agreement.

5.3 ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

         5.3.1 SinoFresh shall permit HealthCare and its representatives reasonable access to its properties and shall disclose and make available to HealthCare all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of SinoFresh, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HealthCare may have a reasonable interest, in each case during normal business hours and upon reasonable notice. SinoFresh shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         5.3.2 All information furnished by SinoFresh to HealthCare or the representatives or affiliates of HealthCare pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of SinoFresh until consummation of the Merger and if the Merger shall not occur HealthCare and its affiliates, agents and advisors shall upon written request return to SinoFresh all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) HealthCare can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by SinoFresh; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by HealthCare or by the directors, officers, employees, agents or representatives of HealthCare; or (z) was disclosed to HealthCare, or to the directors, officers, employees or representatives of HealthCare, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

5.4      REGULATORY MATTERS.

         5.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or HealthCare's shareholders. SinoFresh and HealthCare shall each have the right to review reasonably in advance all information relating to SinoFresh or HealthCare, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement. HealthCare shall bear all expenses associated with SEC filings.

         5.4.2 SinoFresh and HealthCare will promptly furnish each other with copies of written communications received by SinoFresh or HealthCare or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

5.5 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

5.6 PUBLIC ANNOUNCEMENTS. Prior to the Closing, no party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

5.7 POST-CLOSING APPOINTMENTS. As soon as reasonable after the Closing, the SinoFresh Board of Directors shall take all actions necessary to nominate, vote, appoint or elect Charles Fust, P. Robert DuPont, David Otto, Stephen Bannon and Stacey Maloney to the Board of Directors of SinoFresh; and Charles P. Fust shall be appointed or elected to serve as Chairman of the Board of Directors of SinoFresh.


6. CONDITIONS PRECEDENT TO HEALTHCARE'S OBLIGATIONS.

The obligations of HealthCare to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by HealthCare:

6.1 SINOFRESH'S AND THE WARRANTING SHAREHOLDER'S COVENANTS, REPRESENTATIONS AND WARRANTIES. All the covenants, terms and conditions of this Agreement to be complied with or performed by SinoFresh and the Warranting Shareholder at or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by SinoFresh and the Warranting Shareholder in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

6.2 DELIVERY OF DOCUMENTS BY SINOFRESH AND THE WARRANTING SHAREHOLDER. SinoFresh and the Warranting Shareholder shall have duly executed and delivered, or caused to be executed and delivered this Agreement and the SinoFresh Closing Documents.

6.3 SINOFRESH SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative votes of that amount of SinoFresh's outstanding capital stock necessary for the consummation of the Merger pursuant to Florida law.

6.4 OTHER APPROVALS. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

6.5 NO LITIGATION. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

6.6 CREATION OF SERIES A, B AND C PREFERRED SHARES. SinoFresh shall have taken all action necessary to authorize and issue the SinoFresh Shares.

6.7  PARKER'S  SHARES.   Susan  Parker  shall  have  tendered  the  certificates
representing Parker's Shares to SinoFresh's transfer agent for cancellation.

6.8 CURRENT LIABILITIES OF SINOFRESH. SinoFresh shall have no liabilities.

6.9 APPRAISAL RIGHTS. SinoFresh shall have complied with any and all provisions of the Florida Business Corporation Act relating to "appraisal rights"12 including, but not limited to, Sections 607.1107, 607.1302 and 607.1322 of the Florida Business Corporation Act.


--------------

12 "Appraisal rights" shall have the same meaning as that term is used in the Florida Business Corporation Act.

6.10 ABSENCE OF MATERIAL CHANGE. There shall have been no change in the business, operations, financial condition or liabilities of SinoFresh as stated in the Form 10-QSB filed by SinoFresh on July 31, 2003 with the United States Securities and Exchange Commission that has had a Material Adverse Effect on SinoFresh.

         6.10.1 FINANCIAL STATEMENTS. There shall have been no material change in the financial condition of SinoFresh from that represented in the unaudited financial statements for June 30, 2003 attached hereto in SCHEDULE 3.

6.11 LEGAL OPINION. A letter signed by Eric P. Littman from the Law Offices of Eric P. Littman, P.A., 7695 S.W. 104th Street, Miami, FL 33156, pursuant to which a legal opinion is rendered regarding the total amount of stock of SinoFresh that shall be "freely-tradable" subsequent to the Closing Date by virtue of having been either registered pursuant to the Securities Act and the total amount of stock of SinoFresh that shall be "freely-tradable" subsequent to the Closing Date pursuant to an exemption from the Securities Act shall have been delivered to HealthCare.

6.12 CERTIFICATE. A certificate issued by the Florida Secretary of State indicating that SinoFresh is qualified and in good standing within such jurisdiction shall have been delivered to HealthCare.


7. CONDITIONS PRECEDENT TO SINOFRESH'S OBLIGATIONS.


The obligations of SinoFresh to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by SinoFresh:

7.1 HEALTHCARE'S COVENANTS, REPRESENTATIONS AND WARRANTIES. All the covenants, terms and conditions of this Agreement to be complied with or performed by HealthCare on or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by HealthCare in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

7.2 DELIVERY OF DOCUMENTS BY HEALTHCARE. HealthCare shall have duly executed and delivered, or caused to be executed and delivered, to SinoFresh, or at its direction, this Agreement, the HealthCare Shares and the HealthCare Closing Documents.

7.3 OTHER APPROVALS. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

7.4 HEALTHCARE SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative votes of that amount of HealthCare's outstanding capital stock necessary for the consummation of the Merger pursuant to Florida and Delaware law.

7.5 NO LITIGATION. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.


8. TERMINATION.


8.1 TERMINATION OF AGREEMENT. This Agreement shall terminate as follows:

         (a) at any time prior to the Effective Time by the mutual written agreement of all parties;

         (b) by HealthCare, in the event of a breach of any of the representations or warranties made by SinoFresh and/or the Warranting Shareholder, or covenants made by SinoFresh and/or the Warranting Shareholder, in this Agreement that has not been cured within 30 days after notice of such breach as delivered to SinoFresh and the Warranting Shareholder by HealthCare;

         (c) by SinoFresh in the event of any of the representations or warranties made by HealthCare in this Agreement that has not been cured within 30 days after notice of such breach as delivered to HealthCare by SinoFresh and/or the SinoFresh shareholder; or

                  (d) by either SinoFresh or HealthCare if the Closing shall have not occurred by September 30, 2003 (the "Upset Date") provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the closing to have been effected on or prior to such date.

1.19.   MISCELLANEOUS.


9.1 TAX TREATMENT BY THE PARTIES. Unless otherwise required by law, the parties shall treat the Merger as a reorganization under Section 368 of the Code for all tax reporting purposes; furthermore, the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under
Section 368 of the Code.

9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

9.3 SUCCESSORS AND ASSIGNS. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of all other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

9.4 NOTICES. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim, communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


   If to HealthCare:                        SinoFresh HealthCare, Inc.
                                            516 Paul Morris Drive
                                            Englewood, FL 34223

   With   a   copy   (which    shall   not  The Otto Law Group
   constitute notice) to:                   900 Fourth Ave., Suite 3140
                                            Seattle, WA  98164
                                            Attention:  David M. Otto

   If to SinoFresh:                         Law Offices of Eric P. Littman, P.A.
                                            7695 S.W. 104th Street
                                            Miami, FL 33156
                                            Attention:  Eric P. Littman

   With   a   copy   (which    shall   not  Law Offices of Eric P. Littman, P.A.
   constitute notice) to:                   7695 S.W. 104th Street
                                            Miami, FL 33156
                                            Attention:  Eric P. Littman

   If to Warranting Shareholder/Susan       Law Offices of Eric P. Littman, P.A.
   Parker:                                  7695 S.W. 104th Street
                                            Miami, FL 33156
                                            Attention:  Eric P. Littman

9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

9.6 AMENDMENTS AND WAIVERS. This Agreement may be amended or waived only in a writing signed by the party against which enforcement of the amendment or waiver is sought.

9.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing.

9.8 SEVERABILITY. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of its remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.9 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

9.11 INCORPORATION OF SCHEDULES. The Schedules referred to in and/or attached to this Agreement are incorporated in this Agreement by this reference.

9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document. This Agreement may be executed by facsimile.

9.13 ENTIRE AGREEMENT. This Agreement (including the Schedules referred to in and/or attached to this Agreement) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral to the extent they relate in any way to the subject matter of this Agreement.

9.14 ARBITRATION. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by HealthCare and SinoFresh or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first listed above.


                                                     SINOFRESH:

                                                     SINOFRESH CORP.


                                                     By: /S/ SUSAN PARKER
                                                     --------------------
                                                     Name: Susan Parker
                                                     Title: President


                                                     HEALTHCARE:

                                                     SINOFRESH HEALTHCARE, INC.


                                                     By:  /S/ CHARLES FUST
                                                     ---------------------
                                                     Name: Charles Fust
                                                     Title: Chairman and C.E.O.



                                                     WARRANTING SHAREHOLDER:



                                                     /S/ SUSAN PARKER
                                                     ----------------
                                                     Susan Parker, Individually

                                                     SINOFRESH CORP.:

                                                     SINOFRESH ACQUISITION CORP.


                                                     By: /S/ DAVID OTTO
                                                     ------------------
                                                     Name: David M. Otto
                                                     TITLE: DIRECTOR

                                   SCHEDULE 1

              THIS SCHEDULE IS ON FILE AT THE OFFICES OF SINOFRESH
                     CORP., AND MAY BE VIEWED UPON REQUEST.

                                   SCHEDULE 2

                        SinoFresh Corp., Shareholder List


  CERT_ID    ISSUANCEID   NUM_OF_SHARES  HARESONDATE      CO_LST_NAME
  1001         10554               100         100        A BALANCED ENERGY INC
  1625         10554               200         200        A G EDWARDS & SONS INC
  1002         10554               100         100        ACB ENTERPRISES INC
  1003         10554               100         100        ADAIR ENTERPRISE INC
  1004         10554               100         100        ADAMSON
  1005         10554               100         100        AIKEN
  1006         10554               100         100        AIRBORNE EXPRESS
  1007         10554               100         100        ALLEN
  1008         10554               100         100        ALLEN
  1009         10554               100         100        ALVAREZ
  1010         10554               100         100        AMERICAN EXPRESS TRAVEL
  1624         10554               100         100        AMERITRADE INC
  1011         10554               100         100        ANDERSON
  1012         10554               100         100        ANDERSON
  1013         10554               100         100        ANDERSON
  1014         10554               100         100        ANDERSON
  1015         10554               100         100        ANDERSON
  1016         10554               100         100        ANDERSON JR
  1017         10554               100         100        ANDREASON
  1018         10554               100         100        ANTOINE
  1019         10554               100         100        ARRINGTON DMD
  1020         10554               100         100        ASHMORE
  1021         10554               100         100        ASKEW
  1022         10554               100         100        AUGUSTIN
  1023         10554               100         100        B&C CONSULTING INC
  1024         10554               100         100        BAIA
  1025         10554               100         100        BAILEY
  1026         10554               100         100        BAKER
  1027         10554               100         100        BAKER
  1028         10554               100         100        BAKER
  1029         10554               100         100        BAKER
  1030         10554               100         100        BAKER
  1031         10554               100         100        BAKER
  1032         10554               100         100        BALANSOFF
  1033         10554               100         100        BANKS
  1034         10554               100         100        BANNISTER
  1035         10554               100         100        BARKER
  1036         10554               100         100        BAROUXIS
  1037         10554               100         100        BATTAGLIOLA
  1038         10554               100         100        BATTAGLIOLA JR
  1039         10554               100         100        BATTS
  1040         10554               100         100        BATTS
  1041         10554               100         100        BAXTER
  1042         10554               100         100        BAXTER
  1043         10554               100         100        BAXTER
  1044         10554               100         100        BEAL
  1619         10554               100         100        BEAR STEARNS SECURITIES CORP.
  1045         10554               100         100        BEARD
  1046         10554               100         100        BEARD
  1047         10554               100         100        BECHAMP
  1048         10554               100         100        BECKER
  1049         10554               100         100        BEHAR
  1050         10554               100         100        BERGER
  1051         10554               100         100        BERKOVITS
  1052         10554               100         100        BERKOVITS
  1053         10554               100         100        BERRY
  1054         10554               100         100        BIELE
  1055         10554               100         100        BISKIE
  1056         10554               100         100        BISTRITZ
  1057         10554               100         100        BISTRITZ
  1058         10554               100         100        BISTRITZ
  1059         10554               100         100        BISTRITZ
  1060         10554               100         100        BISTRITZ
  1061         10554               100         100        BISTRITZ
  1062         10554               100         100        BISTRITZ
  1063         10554               100         100        BISTRITZ
  1064         10554               100         100        BISTRITZ
  1065         10554               100         100        BISTRITZ
  1066         10554               100         100        BISTRITZ
  1067         10554               100         100        BISTRITZ
  1068         10554               100         100        BISTRITZ
  1069         10554               100         100        BISTRITZ
  1070         10554               100         100        BISTRITZ
  1071         10554               100         100        BISTRITZ
  1072         10554               100         100        BLOCH
  1073         10554               100         100        BODDEN
  1074         10554               100         100        BOLIVAR
  1077         10554               100         100        BOSTON
  1078         10554               100         100        BOTTS
  1079         10554               100         100        BOWMAN
  1080         10554               100         100        BOWMAN
  1081         10554               100         100        BRESCIA
  1082         10554               100         100        BRIDGES
  1083         10554               100         100        BRIDGES
  1084         10554               100         100        BRIDGES
  1085         10554               100         100        BRIDGES
  1086         10554               100         100        BRIDGES
  1087         10554               100         100        BRIDGES
  1088         10554               100         100        BRIDGES
  1089         10554               100         100        BRIDGES
  1090         10554               100         100        BRIDGES JR
  1091         10554               100         100        BRINGIER
  1094         10554               100         100        BROOKE
  1095         10554               100         100        BROOKS
  1096         10554               100         100        BROWN
  1097         10554               100         100        BROWN
  1098         10554               100         100        BROWN
  1099         10554               100         100        BROWN
  1100         10554               100         100        BROWN
  1101         10554               100         100        BROWN
  1102         10554               100         100        BROWN
  1103         10554               100         100        BROWN
  1104         10554               100         100        BROWN
  1105         10554               100         100        BROWN JR
  1106         10554               100         100        BRUCE JR
  1107         10554               100         100        BUCHALTER
  1108         10554               100         100        BUCHALTER
  1109         10554               100         100        BUCHALTER
  1110         10554               100         100        BUCHALTER
  1111         10554               100         100        BUCHALTER
  1112         10554               100         100        BUCHALTER
  1113         10554               100         100        BULLOCK
  1114         10554               100         100        BURKE
  1115         10554               100         100        BUTLER
  1116         10554               100         100        BUTLER
  1117         10554               100         100        BUTTIMER
  1118         10554               100         100        BYRD
  1119         10554               100         100        BYRD
  1120         10554               100         100        BYRD
  1121         10554               100         100        CANETTI
  1122         10554               100         100        CAPILLI
  1123         10554               100         100        CARANI
  1124         10554               100         100        CARBONEAU
  1125         10554               100         100        CASEY
  1126         10554               100         100        CAUTHEN
  1127         10554               100         100        CBF INVESTMENTS LLC
  1128         10554               100         100        CHAD
  1129         10554               100         100        CHANSKY
  1130         10554               100         100        CHAPMAN
  1131         10554               100         100        CHAPMAN
  1132         10554               100         100        CHAPMAN
  1133         10554               100         100        CHAPMAN
  1134         10554               100         100        CHAPMAN
  1135         10554               100         100        CHAPMAN
  1136         10554               100         100        CHAPMAN
  1137         10554               100         100        CHAPMAN JR
  1138         10554               100         100        CHAPMAN SR
  1139         10554               100         100        CHAPMAN SR
  1140         10554               100         100        CHAPPELL
  1612         10554              2500        2500        CHARLES SCHWAB & CO INC
  1622         10554               100         100        CHARLES SCHWAB & CO INC
  1641         10554              3900        3900        CHARLES SCHWAB & CO INC
  1141         10554               100         100        CHIPMAN
  1142         10554               100         100        CHRISTENSEN
  1143         10554               100         100        CHRISTIAN
  1144         10554               100         100        CHRISTIE
  1145         10554               100         100        CIABURRI
  1146         10554               100         100        CIABURRI
  1147         10554               100         100        CIABURRI
  1148         10554               100         100        CIABURRI
  1149         10554               100         100        CIABURRI
  1150         10554               100         100        CIRICILLO
  1623         10554               100         100        CITIGROUP GLOBAL MARKETS INC
  1151         10554               100         100        CLARK
  1152         10554               100         100        CLEMENTS
  1153         10554               100         100        COCHRAN
  1154         10554               100         100        COCHRAN
  1155         10554               100         100        COCHRAN
  1156         10554               100         100        COCHRAN
  1157         10554               100         100        COHEN
  1159         10554               100         100        COOPER
  1160         10554               100         100        CORTINA
  1161         10554               100         100        COUCH
  1162         10554               100         100        COUNCIL
  1163         10554               100         100        CROWDER
  1164         10554               100         100        CROWDER
  1165         10554               100         100        CROWDER
  1166         10554               100         100        CROWDER
  1168         10554               100         100        DAHDAH-ANDERSON
  1169         10554               100         100        DAVE
  1170         10554               100         100        DAVENPORT
  1171         10554               100         100        DAVID
  1172         10554               100         100        DAVIS
  1173         10554               100         100        DAVIS
  1174         10554               100         100        DAVIS
  1175         10554               100         100        DAVIS
  1176         10554               100         100        DAWSON
  1177         10554               100         100        DE GROAT
  1178         10554               100         100        DE LA HOUSSAYE
  1179         10554               100         100        DE LA TORRE
  1180         10554               100         100        DERAGON
  1181         10554               100         100        DESERT ROCK
  1182         10554               100         100        DICKERSON
  1186         10554               100         100        DISCOVER FINANCIAL SERVICES
  1187         10554               100         100        DOCKLER
  1188         10554               100         100        DOMINGUES
  1189         10554               100         100        DONALDSON
  1190         10554               100         100        DORSEY
  1191         10554               100         100        DORSEY
  1193         10554               100         100        DOVE
  1194         10554               100         100        DOYLE
  1167         10554               100         100        DST TRANSPORT INC
  1195         10554               100         100        DUBOSE
  1196         10554               100         100        DUNSMORE
  1630         10554               200         200        E*TRADE CLEARING LLC
  1631         10554               200         200        E*TRADE CLEARING LLC
  1197         10554               100         100        EARL
  1198         10554               100         100        EDGER
  1611         10554               200         200        EDWARD D JONES & CO
  1199         10554               100         100        EDWARDS JR
  1200         10554               100         100        ELKINS & FREEDMAN
  1201         10554               100         100        ELLSWORTH
  1202         10554               100         100        ENDER
  1203         10554               100         100        ENDER
  1204         10554               100         100        ENGEL
  1205         10554               100         100        ENGEL
  1207         10554               100         100        EVANS
  1208         10554               100         100        FABELA
  1209         10554               100         100        FACKRELL
  1614         10554              2500        2500        FAHNESTOCK & CO
  1615         10554              3000        3000        FAHNESTOCK & CO INC
  1616         10554              1500        1500        FAHNESTOCK & CO INC
  1618         10554               100         100        FAHNESTOCK & CO INC
  1210         10554               100         100        FEINBERG
  1211         10554               100         100        FELIX
  1212         10554               100         100        FIDELE ENTERPRISES INC
  1213         10554               100         100        FINLEY
  1214         10554               100         100        FINNK
  1215         10554               100         100        FINNK
  1216         10554               100         100        FINNK
  1217         10554               100         100        FINNK
  1218         10554               100         100        FINNK
  1219         10554               100         100        FINNK
  1220         10554               100         100        FINNK
  1643         10554              3000        3000        FISERV SECURITIES INC
  1644         10554              3000        3000        FISERV SECURITIES INC
  1645         10554              4000        4000        FISERV SECURITIES INC
  1221         10554               100         100        FITZPATRICK
  1222         10554               100         100        FLORIAN
  1224         10554               100         100        FLYNN
  1225         10554               100         100        FORD
  1226         10554               100         100        FORTSON
  1227         10554               100         100        FORTSON
  1228         10554               100         100        FOTO
  1229         10554               100         100        FOUNDERS
  1230         10554               100         100        FRANCO
  1232         10554               100         100        FROST
  1233         10554               100         100        FULLER
  1234         10554               100         100        FULLWOOD
  1235         10554               100         100        GAGNON
  1236         10554               100         100        GARDNER
  1238         10554               100         100        GASTON
  1239         10554               100         100        GAYDOSH
  1240         10554               100         100        GEARY
  1241         10554               100         100        GEARY
  1242         10554               100         100        GENNITTI
  1243         10554               100         100        GHAFOORI
  1244         10554               100         100        GHASEMI
  1245         10554               100         100        GIBSON SR
  1246         10554               100         100        GILLESPIE
  1247         10554               100         100        GLASS
  1248         10554               100         100        GOLDENBERG
  1249         10554               100         100        GOLDMAN
  1250         10554               100         100        GOODMAN
  1251         10554               100         100        GREEN
  1252         10554               100         100        GREEN
  1253         10554               100         100        GREEN
  1255         10554               100         100        GREENE
  1256         10554               100         100        GREENE
  1257         10554               100         100        GREENWOOD
  1258         10554               100         100        GREER
  1259         10554               100         100        GREY
  1260         10554               100         100        GROTHAUS
  1261         10554               100         100        GRUEN
  1262         10554               100         100        HACKETT
  1263         10554               100         100        HALPERIN
  1264         10554               100         100        HALPERIN
  1265         10554               100         100        HARRIS
  1266         10554               100         100        HARRIS
  1267         10554               100         100        HARRIS
  1268         10554               100         100        HARRIS
  1269         10554               100         100        HAUN
  1270         10554               100         100        HAWKINS
  1271         10554               100         100        HAWKS
  1272         10554               100         100        HECK
  1274         10554               100         100        HENCE
  1275         10554               100         100        HENDERSON
  1276         10554               100         100        HERBEL
  1277         10554               100         100        HERBEL
  1278         10554               100         100        HERBEL
  1279         10554               100         100        HERLOCKER
  1280         10554               100         100        HIGHTOWER
  1281         10554               100         100        HILL
  1282         10554               100         100        HILL
  1283         10554               100         100        HILTON
  1284         10554               100         100        HILTON
  1285         10554               100         100        HILTON
  1286         10554               100         100        HILTON
  1287         10554               100         100        HILTON
  1288         10554               100         100        HILTON
  1289         10554               100         100        HOBLEY
  1290         10554               100         100        HOCH
  1291         10554               100         100        HOFFMAN
  1292         10554               100         100        HOGAN
  1293         10554               100         100        HOLCOMB
  1294         10554               100         100        HONEY
  1295         10554               100         100        HOPKINS JR
  1296         10554               100         100        HORNE
  1298         10554               100         100        HUDSON
  1299         10554               100         100        HUDSON
  1300         10554               100         100        HUDSON
  1301         10554               100         100        HUDSON
  1302         10554               100         100        HUDSON
  1303         10554               100         100        HUNT
  1304         10554               100         100        HUNTER
  1305         10554               100         100        HUTCHENS
  1306         10554               100         100        JACOB
  1307         10554               100         100        JACOB
  1308         10554               100         100        JACOBS
  1309         10554               100         100        JAMES
  1310         10554               100         100        JAMES
  1311         10554               100         100        JAMES
  1312         10554               100         100        JASMIN RESOURCES INC
  1313         10554               100         100        JASMIN RESOURCES INC
  1314         10554               100         100        JEFFERSON
  1315         10554               100         100        JENNINGS
  1316         10554               100         100        JENSEN
  1317         10554               100         100        JOHNSON
  1318         10554               100         100        JOHNSON III
  1319         10554               100         100        JOHNSON JR
  1320         10554               100         100        JOHNSTON
  1321         10554               100         100        JONES
  1322         10554               100         100        JONES
  1323         10554               100         100        JONES
  1324         10554               100         100        JUDAHONE INC
  1325         10554               100         100        JULIAN
  1326         10554               100         100        JUMP START INTL
  1327         10554               100         100        KAILAS
  1328         10554               100         100        KASSNER
  1329         10554               100         100        KATZMAN
  1330         10554               100         100        KBZ INC
  1331         10554               100         100        KETCHAM
  1332         10554               100         100        KEUPER
  1333         10554               100         100        KILLEBREW
  1334         10554               100         100        KING
  1335         10554               100         100        KIRBY
  1336         10554               100         100        KISSELL
  1337         10554               100         100        KNIGHT
  1338         10554               100         100        KOWALSKE
  1339         10554               100         100        KOWALSKE
  1340         10554               100         100        KOWALSKE
  1341         10554               100         100        KOWALSKE
  1342         10554               100         100        KOWALSKE II
  1343         10554               100         100        KRARUP
  1542         10554           1000000     1000000        KUPERMAN TRUSTEE
  1345         10554               100         100        LANEUVILLE
  1617         10554              6000        6000        LARKO
  1620         10554               100         100        LARKO
  1639         10554              2900        2900        LARKO
  1642         10554              4000        4000        LARKO
  1346         10554               100         100        LARSEN
  1347         10554               100         100        LATIMER
  1348         10554               100         100        LE MASURIER
  1349         10554               100         100        LEFTSOLUTIONS INC
  1350         10554               100         100        LEGGETT-JOHNSON
  1351         10554               100         100        LEIBOVITZ
  1352         10554               100         100        LEITER
  1353         10554               100         100        LESNEK
  1354         10554               100         100        LESTER
  1355         10554               100         100        LIGHT OF HOPE TABERNACLE INC
  1356         10554               100         100        LIPSCOMB
  1357         10554               100         100        LITTLEFIELD
  1358         10554           1000000     1000000        LITTMAN
  1359         10554               100         100        LIVESAY
  1360         10554               100         100        LOCKHART
  1361         10554               100         100        LONG
  1363         10554               100         100        LOVELAND
  1364         10554               100         100        LOVETT
  1365         10554               100         100        LUSSIER
  1366         10554               100         100        LYCZKOWSKI
  1368         10554               100         100        MACKH
  1369         10554               100         100        MAHOMES
  1370         10554               100         100        MAHOMES
  1371         10554               100         100        MANCINI
  1372         10554               100         100        MANDEL
  1373         10554               100         100        MANESS
  1374         10554               100         100        MANN
  1375         10554               100         100        MANN
  1376         10554               100         100        MARABLE
  1377         10554               100         100        MARCHESE
  1378         10554               100         100        MARIANO
  1379         10554               100         100        MARINO
  1380         10554               100         100        MARKETING PROFESSIONALS INTERNATIONAL
  1381         10554               100         100        MARKOWITZ
  1382         10554               100         100        MASSEO
  1383         10554               100         100        MAXWELL
  1384         10554               100         100        MAYS
  1385         10554               100         100        MCCLEAN
  1386         10554               100         100        MCCOY
  1387         10554               100         100        MCCOY
  1388         10554               100         100        MCCOY
  1389         10554               100         100        MCCOY
  1390         10554               100         100        MCCUIN
  1391         10554               100         100        MCGILL
  1392         10554               100         100        MCGRATH
  1393         10554               100         100        MCINTOSH
  1394         10554               100         100        MCINTYRE
  1395         10554               100         100        MCKAY
  1396         10554               100         100        MCMURRY
  1397         10554               100         100        MCPHERSON
  1398         10554               100         100        MCRAE
  1399         10554               100         100        MCRAE
  1400         10554               100         100        MCRAE
  1401         10554               100         100        MCRAE
  1402         10554               100         100        MCRAE
  1403         10554               100         100        MCRAE
  1404         10554               100         100        MCRAE
  1367         10554               100         100        MD RUTH INC
  1405         10554               100         100        MERTLICH
  1406         10554               100         100        MIAMI LAKES CONSULTING
  1407         10554               100         100        MICHAEL LERNER PRODUCTIONS
  1408         10554               100         100        MID-FLORIDA DISTRIBUTORS
  1409         10554               100         100        MILLARD
  1410         10554               100         100        MILLICAN
  1411         10554               100         100        MILLINES
  1412         10554               100         100        MILLSAP
  1413         10554               100         100        MILNER
  1414         10554               100         100        MIRSKY
  1415         10554               100         100        MIRSKY
  1418         10554               100         100        MITCHELL
  1419         10554               100         100        MOORER
  1420         10554               100         100        MORGAN
  1629         10554               100         100        MORGAN STANLEY DW INC
  1421         10554               100         100        MTL MARKETING INC
  1422         10554               100         100        MURDAUGH
  1621         10554               100         100        NATIONAL FINANCIAL SERVICES LLC
  1423         10554               100         100        NEEDLEMAN
  1424         10554               100         100        NETSOLUTIONS INC
  1425         10554               100         100        NETWORK INVESTMENTS
  1426         10554               100         100        NEW ERA OF BEVERLY HILLS
  1427         10554               100         100        NEW INNOVATIONS
  1428         10554               100         100        NEWMAN
  1429         10554               100         100        NEWMAN
  1430         10554               100         100        NEXTEL COMMUNICATIONS
  1431         10554               100         100        NEZVALOVA
  1432         10554               100         100        NIELSEN
  1433         10554               100         100        NOBLES
  1434         10554               100         100        NOBLES
  1435         10554               100         100        O'CONNOR
  1436         10554               100         100        O'CONNOR
  1437         10554               100         100        O'HAGAN
  1438         10554               100         100        PACIFICO
  1613         10554               100         100        PAINE WEBBER INCORPORATED
  1439         10554               100         100        PALFREYMAN
  1440         10554               100         100        PARAGON TECHNOLOGY SOLUTIONS
  1441         10554          10000000    10000000        PARKER
  1610         10554          10000000    10000000        PARKER
  1442         10554               100         100        PATIPA
  1443         10554               100         100        PATTERSON
  1444         10554               100         100        PATTON
  1445         10554               100         100        PAVESE
  1446         10554               100         100        PEARSON
  1447         10554               100         100        PERKINS
  1448         10554               100         100        PERKINS
  1449         10554               100         100        PERKOV
  1450         10554               100         100        PETTWAY
  1451         10554               100         100        PISANI
  1452         10554               100         100        PITTMAN
  1453         10554               100         100        PITTS
  1454         10554               100         100        POPE
  1455         10554               100         100        PORTER
  1456         10554               100         100        PRICE
  1458         10554               100         100        QUALLS
  1459         10554               100         100        QUARLES
  1460         10554               100         100        RAAB
  1461         10554               100         100        RAINGE DMD
  1462         10554               100         100        RAMSEY
  1463         10554               100         100        RANA'S TOUCH
  1464         10554               100         100        RAND
  1465         10554               100         100        RANDOLPH
  1466         10554               100         100        RANDOLPH
  1467         10554               100         100        RANDOLPH
  1468         10554               100         100        RANDOLPH
  1469         10554               100         100        RASTEGAR
  1640         10554              3000        3000        RBC DAIN RAUSCHER INC
  1470         10554               100         100        REEVES
  1471         10554               100         100        REINHARD
  1472         10554               100         100        REINHARD
  1473         10554               100         100        RICHARDSON
  1474         10554               100         100        RIGGANS
  1475         10554               100         100        RILEY
  1476         10554               100         100        RINDONE
  1477         10554               100         100        RINGER
  1478         10554               100         100        RITESOLUTIONS INC
  1479         10554               100         100        ROBBINS
  1480         10554               100         100        ROBBINS
  1481         10554               100         100        ROBBINS
  1482         10554               100         100        ROBBINS
  1483         10554               100         100        ROBINSON
  1484         10554               100         100        ROBINSSON
  1485         10554               100         100        RODRIGUEZ
  1486         10554               100         100        RODRIGUEZ
  1487         10554               100         100        ROMERO
  1488         10554               100         100        ROMERO
  1489         10554               100         100        ROSETTI
  1490         10554               100         100        ROTH
  1491         10554               100         100        ROULS
  1492         10554               100         100        RUCKER
  1493         10554               100         100        RUCKER
  1494         10554               100         100        RUIZ
  1495         10554               100         100        RUSHING
  1496         10554               100         100        RUSHING
  1497         10554               100         100        RUTH
  1498         10554              1000        1000        SANTAGE
  1499         10554               100         100        SANTIAGO
  1500         10554               100         100        SANTIAGO
  1501         10554               100         100        SAUCIER
  1502         10554               100         100        SCHLAM
  1503         10554               100         100        SCHLESINGER
  1504         10554               100         100        SCOTT
  1505         10554               100         100        SCOTT
  1506         10554               100         100        SEARCY
  1507         10554               100         100        SENNEBOGEN
  1508         10554               100         100        SEXTON
  1509         10554               100         100        SHAW
  1510         10554               100         100        SHAW
  1511         10554               100         100        SHER
  1512         10554               100         100        SHERMAN
  1513         10554               100         100        SHERMAN JR
  1514         10554               100         100        SHIER
  1515         10554               100         100        SIMON
  1516         10554               100         100        SIMON
  1517         10554               100         100        SKOVRON
  1519         10554               100         100        SMITH
  1520         10554               100         100        SMITH
  1521         10554               100         100        SMOTHERS
  1522         10554               100         100        SMOTHERS
  1523         10554               100         100        SOUTH BROWARD CHIROPRACTIC CENTER
  1524         10554               100         100        STAFFING SOLUTIONS
  1525         10554               100         100        STANFILL
  1526         10554               100         100        STAUBER
  1527         10554               100         100        STAUBER
  1528         10554               100         100        STAY
  1529         10554               100         100        STAY
  1530         10554               100         100        STAY
  1531         10554               100         100        STAY ASSOCIATES INC
  1532         10554               100         100        STEPHENS
  1533         10554               100         100        STEPHENS
  1534         10554               100         100        STEPHENS
  1535         10554               100         100        STEPHENS
  1536         10554               100         100        STEPHENS
  1537         10554               100         100        STEPHENS
  1538         10554               100         100        STEPHENS
  1539         10554               100         100        STEWART
  1540         10554               100         100        STEWART
  1541         10554               100         100        STROUT
  1543         10554               100         100        SUN SENTINEL
  1544         10554               100         100        SUNNY SOLUTIONS
  1545         10554               100         100        SWANSON
  1546         10554               100         100        SWARN
  1547         10554               100         100        SWARN
  1549         10554               100         100        TAYLOR
  1550         10554               100         100        TAYLOR
  1551         10554               100         100        TECHORDER INC
  1552         10554               100         100        THAYER
  1553         10554               100         100        THOMAS
  1554         10554               100         100        THOMAS
  1555         10554               100         100        THOMAS
  1556         10554               100         100        THOMAS
  1557         10554               100         100        THOMAS
  1558         10554               100         100        THOMPSON
  1559         10554               100         100        THOMSON
  1560         10554               100         100        THORN
  1561         10554               100         100        THRASHER
  1562         10554               100         100        TIPS INC
  1563         10554               100         100        TRACY
  1564         10554               100         100        TROUTMAN
  1565         10554               100         100        TROUTMAN
  1566         10554               100         100        TUKEY
  1567         10554               100         100        TURNQUIST
  1568         10554               100         100        TYSON
  1569         10554               100         100        TYUS
  1626         10554               100         100        UBS PAINEWEBBER
  1627         10554               100         100        UBS PAINEWEBBER
  1628         10554               100         100        UBS PAINEWEBBER
  1570         10554               100         100        UTLEY
  1571         10554               100         100        VALTEAU
  1572         10554               100         100        VAN DEPAS
  1573         10554               100         100        VAN TINE
  1576         10554               100         100        VAZIRI
  1577         10554               100         100        WALKER
  1578         10554               100         100        WALKER
  1579         10554               100         100        WALLACE
  1580         10554               100         100        WALTER
  1581         10554               100         100        WARE
  1582         10554               100         100        WATERS
  1583         10554               100         100        WAXMAN
  1584         10554               100         100        WEAVER
  1585         10554               100         100        WEISSMAN
  1586         10554               100         100        WHITE
  1587         10554               100         100        WHITE
  1588         10554               100         100        WHITE
  1589         10554               100         100        WHITMORE
  1590         10554               100         100        WHITMORE
  1591         10554               100         100        WHITMORE JR
  1592         10554               100         100        WHITMORE SR
  1593         10554               100         100        WILLIAMS
  1594         10554               100         100        WILLIAMS
  1595         10554               100         100        WILLIAMSON
  1596         10554               100         100        WINZER
  1597         10554               100         100        WIRTHLIN
  1598         10554               100         100        WOODSIDE
  1599         10554               100         100        WOOLFORD
  1600         10554               100         100        WRIGHT
  1601         10554               100         100        WYATT
  1602         10554               100         100        WYATT
  1603         10554               100         100        WYATT JR
  1604         10554               100         100        YARDIMCI
  1605         10554               100         100        YARDIMCI
  1606         10554               100         100        ZEMAN


First_Name   Name_2 Restrict_Stat         Tax_ID                     CompanyName
                                          85373 84-1400632     E-BOOK NETWORK, INC. - COMMON
                                          63103 43-0895447     E-BOOK NETWORK, INC. - COMMON
                                          31406 58-1992147     E-BOOK NETWORK, INC. - COMMON
                                          84103 87-0503909     E-BOOK NETWORK, INC. - COMMON
 DAVID                                    84103 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LARRY M                                  30507 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          98111 COMPANY        E-BOOK NETWORK, INC. - COMMON
 ALEXANDRA                                32034 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOHN                                     32034 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBERTO                                  33129 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                      85072-994                E-BOOK NETWORK, INC. - COMMON
                                     68127-1031 47-0533629     E-BOOK NETWORK, INC. - COMMON
 ARIEL J                                  60429 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KEN                                      84124 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KIMBERLY J                               60443 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MISTY B                                  30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 STEVE                                    84094 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RICHARD W                                32837 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CRYSTAL                                  84065 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ANTOINETTE                               70115 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RONNIE                                   31707 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BERNARD                                   8046 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ANDY                                     30168 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOSEF                                    33936                E-BOOK NETWORK, INC. - COMMON
                                          60478 36-4078167     E-BOOK NETWORK, INC. - COMMON
 ANTHONY                                  32034 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SEAN                                     30311 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BAYLI                                    84092 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                    86301 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KELLI                           84092-3408     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL                                  48047 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 STEVE                                    83702 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ZACHARY                         84092-3408     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 YETTA                                    33322 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TANYA                                    30542 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DIANE                                    31069 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SAMUEL R                                 84663 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBERT                                    1060 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NICOLETTA                                33496 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALFRED                                   33023 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EDDIE                                    64152 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JACQUELINE                               20748 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LILLY C                                   8046 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MORRIS K                                  8046 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PATRICIA                                  8046 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LINDA                                     4105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                 11201-3859     13-3604093     E-BOOK NETWORK, INC. - COMMON
 CARL                                     30904 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JASON                                    30909 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LOUISE                                   33324 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LYNN                                     33024 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 REBECCA                                  45237 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MELANIE                                  33009 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HESKEL                                   33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOLAN                                    33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WILLIAM R                                31707 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 UTA                                      53188 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SCOTT LEROY                              67601 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALEXANDER S                              33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ASHER Z                                  33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAVID                                    33162 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EVELYN                                   33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JA                                       33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JEROME                                   33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOSEPH                                   33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOSEPH & EVELYN                          33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOSH                                     33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOY N                                    33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KASRIEL                                  33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARK                                     33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NECHAMA                                  33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SARA ROSE                                33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHAYNA D                                 33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHRAGA                                   33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KEVIN                                    33180 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARY                                     33326 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DANIEL                                   33024 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHERRI                                   30038 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBERT G                                 30506 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FREDRICK                                 84103 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TIMOTHY                                  29150 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JULIA                                    33315 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CAROLYN T                                30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EVA                                      30034 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOAN                                     30274 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KEVIN                                    30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LEON                                     30034 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LYLE A                                   30034 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL                                  30214 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TERRENCE R                               30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WALTER                                   30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RENEE                                    30309 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARIE-CLAUDE                             83402 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CAROLYN                                  59411 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DONNA                                    30180 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EVELYN H                                 30096 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES M                                  30096 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JANNIE                                   30507 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JUANITA                                  31701 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KAWANIA N                                30096 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KRYSTAL N                                30096 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SAMUEL P                                 30096 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WILLIAM                         44601-1556     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SAMUEL P                                 30096 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RUSSELL                                  30080 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BETH                                     33021 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ELAINE                                   33484 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FARA                                     33021 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARK                                     33021 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARK                                     33021 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SARI                                     33021 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EMILY                                    84047 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PAMELA                                   20005 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                    75023 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 QUATATION                                30294 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DENNIS                                   30102 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALFRED                                   20814 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DARRELL                                  30087 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ERNEST                                   30058 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GARY                                     33324 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOSEPH                                   84020 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHERRY                                   33305 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHARLES                                  46845 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DUDLEY                                   30076 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ARTHUR                                   30135 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          70119 72-1409794     E-BOOK NETWORK, INC. - COMMON
 CATHY F                                  33179 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SANFORD                                  33325 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALVIN                                    31047 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DEVEN                                    31015 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KRISTEN  A                               31069 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARIETTA L                               31701 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL G                                45014 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RAMONA                                   31069 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 THADDEUS                                 30345 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DARRYL                                   31015 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DARRYL A                                 31015 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HENRY W                                  31701 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 YVONNE                                   30542 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          94104 94-1737782     E-BOOK NETWORK, INC. - COMMON
                                          94104 94-1737782     E-BOOK NETWORK, INC. - COMMON
                                          94104 94-1737782     E-BOOK NETWORK, INC. - COMMON
 SHANE                           84065-4644     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALISON                                   84405 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EDDIE DEAN                               30503 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FREDERICK                                23503 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JEAN                                     33064 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBYN                                    33064 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RONALD A                                 33009 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RONALD O                                 33064 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 YOLANDA                                  33009 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 THEODORE N                               33009 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          10001 11-2418191     E-BOOK NETWORK, INC. - COMMON
 WILLIAM REX                              84084 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LINDA D                                  30035 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GERRY                                    32960 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KEVIN                                    33436 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KEVIN & LINDA                            33436 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TOM                                      33025 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOEL                                     32533 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LANCE                                    70460 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL                                  33351 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JENNY                                    30542 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CYNTHIA                                  31776 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BILL S                                   30004 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JACK                                     30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NICK                                     30115 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TED                                      30008 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BARBARA                                   8102 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROGER                                    90028 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DANIEL                                   84105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BRACHA                                   11559 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KENNETH R                                30331 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARIANNA W                               29203 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NORA                                     31709 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RYAN V                                   30014 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CALVIN                                   94941 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 AUSTIN                                    4260 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CINDY                                    77429 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 VICTOR                                   84119 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RAOUL                                     4032 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          92264 33-0825633     E-BOOK NETWORK, INC. - COMMON
 WILLIAM D                                70818 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                 43054-301                     E-BOOK NETWORK, INC. - COMMON
 ALAN                                     33326 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALEXANDRE                                33179 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WAYNE L                                  84121 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUSAN M                                  20005 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 THERESSA                                 30650 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JEANNE                                   30093 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KATHRYN                                   4101 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          30058 58-2442192     E-BOOK NETWORK, INC. - COMMON
 PATRICIA                                 30294 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GENE                                     48879 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          95670 32-0012683     E-BOOK NETWORK, INC. - COMMON
                                          95670 32-0012683     E-BOOK NETWORK, INC. - COMMON
 KAREN                                    84106 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DONALD L                                 30507 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          63141                E-BOOK NETWORK, INC. - COMMON
 JAMES                                    71119 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          33309 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LANCE                                    84020 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DONNA                                    33498 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL                                  33498 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MORRIS                                   33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NECHAMA                                  33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RICHARD L                                32771 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MANUEL                                   84118 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHELSEA                                  84062 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          10004 13-5657518     E-BOOK NETWORK, INC. - COMMON
                                          10004 13-5657518     E-BOOK NETWORK, INC. - COMMON
                                          10004 13-5657518     E-BOOK NETWORK, INC. - COMMON
                                          10004 13-5657518     E-BOOK NETWORK, INC. - COMMON
 MIKE                                     33143 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JO ANN                                   84084 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          70124 72-1451119     E-BOOK NETWORK, INC. - COMMON
 MORRIS                                   30308 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 AMY                             33322-1023     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CYNTHIA C                                33625 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HOWARD                                   48236 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ILENE S                                  33321 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JEFFREY                         33312-4519     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOANNE E                        33068-2038     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 VICKI                                    33351 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          19103 23-2257761     E-BOOK NETWORK, INC. - COMMON
                                          19103 23-2257761     E-BOOK NETWORK, INC. - COMMON
                                          19103 23-2257761     E-BOOK NETWORK, INC. - COMMON
 RAYMOND                                  23230 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CRISTOBAL                                83669 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    19380 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 AURELIA                                  30075 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HENRY                                    31792 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARILYN                                  30554 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PETER                                    33305 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                           4105 01-0528654     E-BOOK NETWORK, INC. - COMMON
 LUIS                                     90063 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RALPH                                    84123 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAILA                                    30274 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BERNADETTE                               30906 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HENRY                                     4101 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ARTHUR S                                 81501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SANDRA A                                 60471 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WILLIAM L                       78654-5157     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CATHERINE                                 4105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHRISTINA                                 4105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOSEPH A                                 33306 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KEYVAN                                   30067 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MAHNOUD E                       92714-7252     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FLOYD                                    70807 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JEFFREY                                  33073 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BARBARA                                  10022 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RICHARD                                  33004 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BRIANA                                   33351 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RONALD                                   30016 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CURTIS                                   30238 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EUGENE                                   39201 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PATRICIA ANN                             30238 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARVA F                         30338-2637     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBERT                                    2478 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                    30331 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DWAIN                                    55347 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHERYL                                   34654 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BILL                                     30016 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NATE                                     60610 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAREN                                    84109 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GAIL C                                   33326 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARK                                      2030 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ANTHONY D                                30087 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BEVERLY J                                22039 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EUGENE H                        33437-5697     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TAJ S                                    30087 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KIM                                      91403 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 VICKIE                                   94579 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TOMMY                                    30543 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MERRILY                                  90403 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KAREN L                                  70128 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOHN LARRY                                8215 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GARY                            92264-5972     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JERALDINE R                     92264-5972     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WENDY ANN                       92672-5265     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PAMELA                                   80212 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BILLY R                                  30122 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BEN                                      30076 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHARON                                   30168 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAVID                                    33068 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LAURA                                    33068 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MATTHEW                                  33068 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    33068 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    33068 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    33068 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BILLY RAY                                70065 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ANN                                      91766 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SANDRA                                   90293 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ELIZABETH                                22304 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHRYL                                    48205 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 AVON R                                   70813 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MATTHEW                                  30507 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 REGINALD                                 85202 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BRIAN                                    84057 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHARLES LEE                              84057 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LAURRI                                   84095 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARIANNE                                 84057 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL TODD                             84095 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                    33024 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARY                                     30549 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LINDA                                    30503 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DEVORAH                                  11559 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LOTTE                                    33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GUY                                       6095 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FLEMING                                  30087 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LLOYD                                    30213 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHARON-ELIZABETH                         34287 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                 33936-1127     65-0270210     E-BOOK NETWORK, INC. - COMMON
                                 33936-1127     65-0270210     E-BOOK NETWORK, INC. - COMMON
 PATRICK O                                70131 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MELVIN                                   30344 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GREGORY                                  84070 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DWIGHT                                   75044 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EDDIE                                    30909 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WILLIE                                   30043 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BONNIE                                   84606 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RALPH                                    29577                E-BOOK NETWORK, INC. - COMMON
 RONALD                                   33612 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TERRANCE L                                2451 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                           4105 01-0529988     E-BOOK NETWORK, INC. - COMMON
 LARRY                                    30038 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          33480 65-0939019     E-BOOK NETWORK, INC. - COMMON
 VIJAY                                    70065 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TODD                                     84119 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TONY                                     90025 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          84020 87-0580139     E-BOOK NETWORK, INC. - COMMON
 HENRY E                                  84109 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOHN A                                   33324 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHEILA                                   46228 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HORTENSIA                                30084 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EMILY                                    84095 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HERBERT                                  46511 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BERNARD                                  30215 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BRENDA                                   30506 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DR RICHARD F                             30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LINDA                                    30506 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARYANN                                  30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HAROLD F                                 30506 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JENS                                     33024 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARC                                     33067 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MILDRED                                  90056 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          94104 94-1482650     E-BOOK NETWORK, INC. - COMMON
                                          75604 94-1482650     E-BOOK NETWORK, INC. - COMMON
                                          75604 94-1482650     E-BOOK NETWORK, INC. - COMMON
                                          94104 94-1482650     E-BOOK NETWORK, INC. - COMMON
 MAXINE C                                 84120 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WAYNE                                    94605 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GEORGETTE                                92103 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                           4105 01-0529989     E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    20782 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 STEVE                                    33322 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NICOLE                                   33317 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    48167 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RONALD                                   75237 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          33428 65-0914407     E-BOOK NETWORK, INC. - COMMON
 DOUG                                     30102 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 THALIA E                                 94621 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ERIC                                     33156 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FREDA G                                  33351 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KYLE                                     30084 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                    33174 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RUSSELL C                                84095 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KIM                                      90401 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                     4103 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DELYNN                                   27526 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARION                                   32216 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                    70810 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RONALD T                                 30214 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LEONARD                                  33179 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBERTA                                  33176 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ASHLEY N                                 33024 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CLEVELAND                                31709 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FANNIE L                                 31709 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LAURENCE                                 31204 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARLENE                                  30253 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHARI                                    33317 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EDWARD H                                 33176 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          92037                E-BOOK NETWORK, INC. - COMMON
 DAVID                                    11691 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KATHY                                    33433 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BARBARA                                  30066 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DEBORAH                                  30274 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBERT J                                 30144 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALISA                                    30288 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ANGELA                                   30296 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HOPE                                     30034 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOE ANN                                  30296 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHRISTINA                                30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LEE                                      30506 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARY JO                                  33442 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CEDRIC                                   30135 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARLOW                                   30906 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBERT A                        V1B 2Z3        ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                    75022 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JUDITH A                                 30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CLAUDIA                         30349-9324     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DR KEITH                                 30542 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FREDDIE L                                33711 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KENNETH L                                30607 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KESHA                                    30542 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SENITA                                   30542 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WANDA                                    30542 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          33179 65-0789706     E-BOOK NETWORK, INC. - COMMON
 JASON                                    84120 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          33496 59-2372103     E-BOOK NETWORK, INC. - COMMON
                                          94110                E-BOOK NETWORK, INC. - COMMON
                                          33403 65-0552655     E-BOOK NETWORK, INC. - COMMON
 SHAUN                                    84054 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PATRICE                                  75077 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KAREN R                                  30331 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LAMAR                                    30507 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LYNN RAE                                 84065 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAVID                                    33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JANICE                                   10645 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WR                                       77087 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAVID                                    30331 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HIRAM                                    31093 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                           7311                E-BOOK NETWORK, INC. - COMMON
                                          23112 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAVID                                    30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          10281 04-3523567     E-BOOK NETWORK, INC. - COMMON
 MARVIN                                   33437 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                           4105 01-0528654     E-BOOK NETWORK, INC. - COMMON
                                          30329 59-9407746     E-BOOK NETWORK, INC. - COMMON
                                          90210 54-3622326     E-BOOK NETWORK, INC. - COMMON
                                          32819 59-3366643     E-BOOK NETWORK, INC. - COMMON
 PHIL                                     33351 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PHIL                                     33351 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                 60179-6220                    E-BOOK NETWORK, INC. - COMMON
 HANA                                     90406 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BONNIE J                                 84120 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 AILEEN                                   90265 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TAMARA                                   90265 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BILL                            30277-1868     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHEEVAUN                        92648-2147     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARY                                     33064 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SANDRA                                   84119 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                           7087 13-2638166     E-BOOK NETWORK, INC. - COMMON
 CHRISTINE                                84095 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          30039 58-2381509     E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    33325 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    33325 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BENJAMIN                        33463-8211     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DUREL                                    78244 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EDWARD LEE                               30088 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FABIANA                                  33156 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MATTHEW                                  84105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHRIS                                    84102 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MIKE                                     84103 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ANN M                                    10022 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HENRY A                                  30274 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL                                  33324 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOSEPH W                                 31907 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DELECIA                                  30038 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 J DAVID                                  33068 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ANTHONY                                  33179 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JAMES                                     6001 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BIRDIA                                   94579 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TENEZ M                                  30021 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL                                  27560 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LOUVENIA A                               90809 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PAMELA                                   33179 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          32034 59-3609127     E-BOOK NETWORK, INC. - COMMON
 MARCEDA                                  28540 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARTHA                                   30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MONIQUE                                  30507 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHONIA                                   30507 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TANIA                                    70128 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PAUL                                     75093 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                 55402-1110                    E-BOOK NETWORK, INC. - COMMON
 LAWRENCE A                               30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MAXINE                                   33027 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NANCY                                    33176 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ERVINE                                    4092 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GEORGETTE                                30519 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHELLE K                               84003 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RAYMOND                                  33324 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JACK                                     33180 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                           4105 01-0529990     E-BOOK NETWORK, INC. - COMMON
 BILL                                     84105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KATHLEEN                                 84105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RICHARD                                  84105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROBERT                                   84105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHELE                                  70126 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RL                                       30064 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAVID                                    67841 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LORENZO                                  33065 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LIBERTY                                  33064 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LORELEY                                  33064 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARCUS                                   30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DEBRA ANN                                75077 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHARON                                   60443 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    30909 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WALTER J                                 30507 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RIGOBERTO                                91767 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LEONARD                                  30188 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RONALD                                   30066 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MD                                       33433                E-BOOK NETWORK, INC. - COMMON
 SUSAN                                    89121 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KIMBERLY M                               33024 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PEDRO C                                  33024 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DANIEL                                    4843 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MICHAEL                                  33324 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAVID                                     7751 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DEWAYNE T                                30035 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RACHELE                                  30039 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LEONARD                                  30331 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOE                                      30127 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 YANCEY                                   86436 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DARRELL                         30120-1714     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JUDY                                     57105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LESTER                                   33020 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PAT                                      32771 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WILLIE                                   32805 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ELIZABETH                                92648 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SAMUEL J                        33320-1132     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SAMUEL J                        33320-1132     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RUSSELL                                  33312 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GARY                                     30506 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PARKER                                   84084 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ANTONE                                   30016 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LEE                                      35603 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          33021 65-0448016     E-BOOK NETWORK, INC. - COMMON
                                 31193-073                     E-BOOK NETWORK, INC. - COMMON
 THOMAS                          30342-2944     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 AVIVA                                    11559 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 REUBEN                                   33140 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DENISE                          84123-3087     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JEFFREY C                       84123-2875     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 STEVE L                                  84084 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          84095 87-0622489     E-BOOK NETWORK, INC. - COMMON
 JULIUS A                                 29841 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARTIN                                   45805 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PAUL                                     78613 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ROGER                                    30510 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHEDRICK                                 70811 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SHIRLEY                                  30510 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SONYA                           30566-0010     ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LILEAN                                   76006 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SUMMER                                   70814 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DOUGLAS                                   4102 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                 60680-0071                    E-BOOK NETWORK, INC. - COMMON
                                          46268 35-2101035     E-BOOK NETWORK, INC. - COMMON
 ANDREW                                   33143 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GREGORY                                  33131 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RICHARD                                  10021 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PAUL                                     30022 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TANDRA                                   30101 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          33139                E-BOOK NETWORK, INC. - COMMON
 LEWIS                                    19380 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DENISE                                   30058 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DIANA                                    94804 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TERRY                                    33023 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 VALERIE                                   6002 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 WAYNE R                                  84095 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ADRIAN                                   30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHANTELLE                                84062 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 RITA                                     84057 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HELEN                                    30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                          30021 58-2321358     E-BOOK NETWORK, INC. - COMMON
 MARGARET C                               19810 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KEN                                      29681 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KENNETH                                  29681 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 PAUL                                      4039 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TRACY                                     8046 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHARLES                                  30518 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 VAN                                      92624 ###-##-####    E-BOOK NETWORK, INC. - COMMON
                                           7086 13-2638166     E-BOOK NETWORK, INC. - COMMON
                                           7086 13-2638166     E-BOOK NETWORK, INC. - COMMON
                                           7086 13-2638166     E-BOOK NETWORK, INC. - COMMON
 MICHAEL G                                29841 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 FERDINAND                                70130 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DAVID G                                  33326 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KARI                                      4101 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SIAMAK                                   32746 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 HARVEY                                   30329 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 THOMAS                                   12815 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 BERNICE                                  32034 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EUGENE                                   75367 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 VANESSA T                                30039 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MELINDA JOY                              30501 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DIANE                               33316-2655 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 JOHN T                                   30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NORMAN                                   33319 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CAROL J                                  35244 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHARLES                                  30909 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 SYLVESTER                                35634 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALICE                                    70807 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DEVIN                                    70807 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHARLES                                  70807 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CHARLES                                  70807 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MAURICE                                  70810 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MILLIE L                                 70810 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MARY JANE                                92264 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DR WILLIE M                              30274 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 KIM                                      84105 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 LUCRICIA                                 33179 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 GENEVA                                   30236 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 MABLE                                    31088 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 CARLA                                    30214 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 DIANE                                    30014 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 ALFRED                                   30349 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 EMILY                                    84103 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 NEHIR                                    84103 ###-##-####    E-BOOK NETWORK, INC. - COMMON
 TOM                                      27023 ###-##-####    E-BOOK NETWORK, INC. - COMMON


                                   SCHEDULE 3

                           e-Book Financial Statements
                              e-BOOK NETWORK, INC.
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Shareholders of e-Book Network, Inc.
14790 S.W. 21st Street
Davie, Florida 33325

         I have audited the accompanying balance sheet of e-Book Network, Inc. (a development stage company) as of December 31, 2002 and December 31, 2001 and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2002, the period from inception (January 3, 2001) to December 31, 2001, and the period from inception (January 3, 2001) to December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

         I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of e-Book Network, Inc. (a development stage company) as of December 31, 2002 and December 31, 2001, and the results of its operations and its cash flows for the year ended December 31, 2002, the period from inception (January 3, 2001) to December 31, 2001, and the period from January 3, 2001 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note H to the financial statements, the Company has not generated any income which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     Larry Wolfe
                                                     Certified Public
Accountant

March 11, 2003
Miami, Florida

                              E-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  JUNE 30, 2003
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:
   Cash and Cash Equivalents                                                   $  6,394
   Loan Receivable                                                                  350
                                                                               --------

         Total Current Assets                                                  $  6,744

OTHER ASSETS:
   Website Costs (less accumulated amortization)                                    722
                                                                               --------

         Total Assets                                                          $  7,466
                                                                               ========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts Payable                                                            $    822
   Accrued Expenses                                                               2,416
                                                                               --------

         Total Current Liabilities                                             $  3,238

STOCKHOLDERS' EQUITY:
   Capital Stock - Common, no par value, 100,000,000
      shares authorized, 22,076,200 shares issued and
      outstanding                                                              $ 34,943
   (Deficit) Accumulated During the Development Stage                           (30,715)
                                                                               --------

         Total Stockholders' Equity                                               4,228
                                                                               --------

         Total Liabilities and Stockholders' Equity                            $  7,466
                                                                               ========


See Accompanying Notes to Financial Statements.

                              E-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
            FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002, AND THE
            PERIOD FROM INCEPTION (JANUARY 3, 2001) TO JUNE 30, 2003
                                   (UNAUDITED)

                                                          SIX MONTHS ENDED
                                                   ----------------------------      Inception
                                                      June 30         June 30           to
                                                       2003            2002           6/30/03
                                                   ------------    ------------    ------------
REVENUE                                            $          -    $          -    $          -
                                                   ------------    ------------    ------------

OPERATING EXPENSES:
   Amortization                                    $        333    $        333    $      1,278
   Hosting Fees and Other Internet Expenses                 210             210             930
   Office Supplies and Bank Charges                          48              48             187
   Organization and Start Up Costs                            -           5,506           8,606
   Professional Fees                                      1,866           1,500          13,064
   Rent                                                       -             639           1,065
   Transfer and Filing Fees                               1,521           2,900           5,069
                                                   ------------    ------------    ------------

         Total Operating Expenses                  $      3,978    $     11,136    $     30,199

OTHER EXPENSES:
   Interest                                                   -             237             516
                                                   ------------    ------------    ------------
Income (Loss) Before Tax Provision (Credit)        $     (3,978)   $    (11,373)   $    (30,715)
                                                   ------------    ------------    ------------

PROVISION FOR INCOME TAX (CREDIT):
   Federal Income Tax                              $          -    $          -    $          -
   State Income Tax                                           -               -               -
                                                   ------------    ------------    ------------
         Total Provision for Income Tax (Credit)   $          -    $          -    $          -
                                                   ------------    ------------    ------------

Net Income (Loss)                                  $     (3,978)   $    (11,373)   $    (30,715)
                                                   ============    ============    ============

PER SHARE INFORMATION:
   Basic and Diluted Income (Loss)
      Per Share                                    $          -    $          -    $          -
                                                   ------------    ------------    ------------

Weighted Average Shares of Common Stock              22,076,200      12,076,200      14,940,336
                                                   ============    ============    ============


See Accompanying Notes to Financial Statements.

                              E-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                   ----------------------------
                                                    June 30          June 30
                                                      2003             2002
                                                   ------------    ------------
REVENUE                                            $          -    $         -
                                                   ------------    ------------

OPERATING EXPENSES:
   Amortization                                    $        166    $        166
   Hosting Fees and Other Internet Expenses                 105             105
   Office Supplies and Bank Charges                          27               4
   Organization and Start Up Costs                            -           5,506
   Professional Fees                                        933             750
   Rent                                                       -             320
   Transfer and Filing Fees                                 500           2,400
                                                   ------------    ------------

         Total Operating Expenses                  $      1,731    $      9,251

OTHER EXPENSES:
   Interest                                                   -             237
                                                   ------------    ------------
Income (Loss) Before Tax Provision (Credit)        $     (1,731)   $     (9,488)
                                                   ------------    ------------

PROVISION FOR INCOME TAX (CREDIT):
   Federal Income Tax                              $          -    $          -
   State Income Tax                                           -               -
                                                   ------------    ------------
         Total Provision for Income Tax (Credit)   $          -    $          -
                                                   ------------    ------------

Net Income (Loss)                                  $     (1,731)   $     (9,488)
                                                   ============    ============

PER SHARE INFORMATION:
   Basic and Diluted Income (Loss)
      Per Share                                    $          -    $          -
                                                   ------------    ------------

Weighted Average Shares of Common Stock              22,076,200      12,076,200
                                                   ============    ============

See Accompanying Notes to Financial Statements.

                              E-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
            FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002, AND THE
            PERIOD FROM INCEPTION (JANUARY 3, 2001) TO JUNE 30, 2003
                                   (UNAUDITED)

                                                            SIX MONTHS ENDED
                                                         --------------------   Inception
                                                         June 30     June 30        to
                                                           2003        2002       6/30/03
                                                         --------    --------    --------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (Loss)                                            $ (3,978)   $(11,373)   $(30,715)
   Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
         Amortization                                         333         333       1,278
         Organization Costs Contributed by Shareholder          -           -         500
         Common Stock Issued for Services                       -           -       3,200
   Change in Assets and Liabilities:
      Increase in Notes Receivable                              -           -        (350)
     Increase in Current Liabilities                          177      10,051       3,238
                                                         --------    --------    --------

         Net Cash (Used) by Operating Activities         $ (3,468)   $   (989)   $(22,849)
                                                         --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Addition to Website Costs                             $      -    $      -    $ (2,000)
                                                         --------    --------    --------

         Net Cash (Used in) Investing Activities         $      -    $      -    $ (2,000)
                                                         --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of Common Stock for Cash                     $      -    $      -    $ 15,000
   Cash Contribution by Stockholder                             -           -      16,243
                                                         --------    --------    --------

         Net Cash Provided by Financing Activities       $      -    $      -    $ 31,243
                                                         --------    --------    --------

         Net Increase (Decrease) in Cash and Cash
            Equivalents                                  $ (3,468)   $   (989)   $  6,394

CASH AND CASH EQUIVALENTS AT THE BEGINNING
   OF PERIOD                                                9,862      10,034         -0-
                                                         --------    --------    --------

CASH AND CASH EQUIVALENTS AT THE END OF PERIOD           $  6,394    $  9,045    $  6,394
                                                         ========    ========    ========


See Accompanying Notes to Financial Statements.

                              E-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
            FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002, AND THE
            PERIOD FROM INCEPTION (JANUARY 3, 2001) TO JUNE 30, 2003
                                   (UNAUDITED)


                                                                         SIX MONTHS ENDED
                                                                   -----------------------------     Inception
                                                                    June 30            June 30          to
                                                                      2003              2002           6/30/03
                                                                   ------------     ------------     -----------
Additional Cash Flow Information:
   Cash Paid During the Period for Interest
      (Non-Capitalized)                                            $          -     $        237     $       516
                                                                   ------------     ------------     -----------
      Income Taxes                                                 $          -     $          -     $         -
                                                                   ============     ============     ===========


See Accompanying Notes to Financial Statements.

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE A - BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ending June 30, 2003 are not necessarily indicative of results that may be expected for the year ended December 31, 2003.

         For  further  information,   refer  to  the  financial  statements  and
footnotes thereto of the Company as of December 31, 2002 and the period from inception (January 3, 2001) to December 31, 2002.

NOTE B - INCOME PER SHARE

         Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the Company has no potentially dilutive securities outstanding.

NOTE C - GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

         However, the Company has not generated any income and is unable to predict when its operations will generate income. Also, as shown in the accompanying financial statements, the Company incurred a net loss of $30,715 during the period January 3, 2001 (inception) to June 30, 2003. Therefore, it will be necessary for the Company officer to advance funds to the Company until such time as additional financing is available. There can be no assurance that

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)


the Company officer will have, or will be willing to advance funds to the Company when the funds are required. Also, there can be no assurances that additional financing will become available when required.

         The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE D - TERMINATION OF LEASE OBLIGATIONS

         Effective June 30, 2002, by mutual consent, the operating sublease for facilities and utilities from September 1, 2001 to March 1, 2005 from a related party was terminated without cost to the Company.

                              E-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                           DECEMBER 31, 2002 AND 2001

                                     ASSETS

                                                                        2002       2001
                                                                      --------    --------
CURRENT ASSETS:
   Cash and Cash Equivalents                                          $  9,862    $ 10,034
   Loans Receivable                                                        350           -
                                                                      --------    --------

         Total Current Assets                                         $ 10,212    $ 10,034
OTHER ASSETS:
      Website Costs (less accumulated amortization)                      1,055       1,722
                                                                      --------    --------

         TOTAL ASSETS                                                 $ 11,267    $ 11,756
                                                                      ========    ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts Payable                                                   $    111    $    516
   Accrued Expenses                                                      2,950       3,600
                                                                      --------    --------
         Total Current Liabilities                                    $  3,061    $  4,116
                                                                      --------    --------
STOCKHOLDERS' EQUITY (DEFICIT):
   Capital Stock - Common, no par value, 100,000,000
      shares authorized, 22,076,200 shares issued and
      outstanding $ 34,943                                            $ 18,700
   (Deficit) Accumulated During the Development
      Stage                                                            (26,737)    (11,060)
                                                                      --------    --------

         Total Stockholders' Equity (Deficit)                         $  8,206    $  7,640
                                                                      --------    --------
         TOTAL LIABILITIES AND STOCKHOLDERS'
            EQUITY                                                    $ 11,267    $ 11,756
                                                                      ========    ========


See accompanying Notes to Financial Statements.

                              e-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002,
           FROM INCEPTION (JANUARY 3, 2001) TO DECEMBER 31, 2001, AND
              FROM INCEPTION (JANUARY 3, 2001) TO DECEMBER 31, 2002

                                                                               Inception              Inception
                                                                              Jan. 3, 2001          Jan. 3, 2001
                                                         Year Ended                 to                    to
                                                        Dec. 31, 2002         Dec. 31, 2001         Dec. 31, 2002
                                                        ------------          ------------          ------------
Revenue Commission Income                               $         --          $         --          $         --

Operating Expenses:
   Amortization                                                  667                   278                   945
   Bank Charges                                                   73                    --                    73
   Hosting Fees                                                  420                   300                   720
   Office Supplies                                                --                    66                    66
   Organization and Start Up Costs                             5,506                 3,100                 8,606
   Professional Fees                                           5,308                 5,890                11,198
   Rent                                                          639                   426                 1,065
   Transfer Fees                                               2,548                 1,000                 3,548
                                                        ------------          ------------          ------------
         Total Operating Expenses                       $     15,161          $     11,060          $     26,221

Other Expenses:
   Interest Expense                                              516                    --                   516
                                                        ------------          ------------          ------------
Income (Loss) Before Tax Provision (Credit)             $    (15,677)         $    (11,060)         $    (26,737)
Provision for Income Tax (Credit)
   Federal Income Tax                                             --                    --                    --
   State Income Tax                                               --                    --                    --
                                                        ------------          ------------          ------------
Total Provision for Income Tax
            (Credit)                                    $         --          $         --          $         --
                                                        ------------          ------------          ------------
         Net Income (Loss)                              $    (15,677)         $    (11,060)         $    (26,737)
                                                        ============          ============          ============
Per Share Information:
   Basic and Diluted Income (Loss) Per Share            $         --          $         --          $         --
                                                        ============          ============          ============

Weighted Average Shares of Common Stock
   Outstanding                                            22,076,200            12,022,707            17,070,196
                                                        ============          ============          ============

See accompanying Notes to Financial Statements

                              E-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              FROM INCEPTION (JANUARY 3, 2001) TO DECEMBER 31, 2002



                                                                   Total                    Common Stock
                                                               Stockholders'         Number                            Accumulated
                                                                 Equity            of Shares            Amount           Deficit
                                                               ----------          ----------         ----------       ----------
Issuance of Common Stock for Cash
   on January 3, 2001 @ $.0005 per share                       $    5,000          10,000,000         $    5,000       $       --

Issuance of Common  Stock on March 6, 2001, issued
   in exchange for certain properties previously owned
   by e-Miracle Network,
   Inc. (See Note "B") @$.001255 per share                          2,600           2,071,200              2,600               --

Issuance of Common Stock on July 12, 2001,
   issued in exchange for legal fees at the fair
   value of the legal fees @$.12 per share                            600               5,000                600               --

Organization Costs Contributed by
   Shareholder on August 13, 2001                                     500                  --                500               --

Issuance of Common Stock on December
   20, 2001 for Cash                                               10,000          10,000,000             10,000               --

Net (Loss) for the Period January 3,
   2001 to December 31, 2001                                      (11,060)                 --                 --          (11,060)
                                                               ----------          ----------         ----------       ----------
Balance at December 31, 2001                                   $    7,640          22,076,200             18,700       $  (11,060)

March 29, 2002 Cash Contribution by
   Shareholder                                                     10,000                  --             10,000               --

December 31, 2002 Cash Contribution by
   Shareholder                                                      6,243                  --              6,243               --

Net (Loss) for the Year Ended
   December 31, 2002                                              (15,677)                 --                 --          (15,677)
                                                               ----------          ----------         ----------       ----------
Balance at December 31, 2002                                   $    8,206          22,076,200         $   34,943       $  (26,737)
                                                               ==========          ==========         ==========       ==========


See accompanying Notes to Financial Statements.

                              E-BOOK NETWORK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002,
           FROM INCEPTION (JANUARY 3, 2001) TO DECEMBER 31, 2001, AND
              FROM INCEPTION (JANUARY 3, 2001) TO DECEMBER 31, 2002


                                                                                Inception         Inception
                                                                               Jan. 3, 2001      Jan. 3, 2001
                                                             Year Ended              to               to
                                                            DEC. 31, 2002      DEC. 31, 2001     DEC. 31, 2002
                                                            -------------      -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (Loss)                                                  $(15,677)         $(11,060)         $(26,737)
   Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
         Amortization                                               667               278               945
         Organization Costs Contributed by Shareholder               --               500               500
   Common Stock Issued for Organization Costs and
      Licenses                                                       --             2,600             2,600
   Common Stock Issued for Legal Fees                                --               600               600
   Change in Assets and Liabilities:
      Increase in Loans Receivable                                 (350)               --              (350)
      Increase (Decrease) in Current Liabilities                 (1,055)            4,116             3,061
                                                               --------          --------          --------
         Net Cash (Used) by Operating Activities               $(16,415)         $ (2,966)         $(19,381)
                                                               --------          --------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Addition to Website Costs                                   $     --          $ (2,000)         $ (2,000)
                                                               --------          --------          --------
         Net Cash (Used in) Investing Activities               $     --          $ (2,000)         $ (2,000)
                                                               --------          --------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of Common Stock for Cash                           $     --          $ 15,000          $ 15,000
   Cash Contribution by Stockholder                              16,243                --            16,243
                                                               --------          --------          --------
         Net Cash Provided by Financing Activities             $ 16,243          $ 15,000          $ 31,243
                                                               --------          --------          --------
         Net Increase (Decrease) in Cash and Cash
               Equivalents                                     $   (172)         $ 10,034          $  9,862

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD             10,034               -0-               -0-
                                                               --------          --------          --------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                 $  9,862          $ 10,034          $  9,862
                                                               ========          ========          ========
ADDITIONAL CASH FLOW INFORMATION:
   Cash Paid During the Period for
      Interest (non capitalized)                               $    516          $     --          $    516
                                                               ========          ========          ========
      Income Taxes                                             $     --          $     --          $     --
                                                               ========          ========          ========

See accompanying Notes to Financial Statements

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES

         The Company was incorporated in Florida on January 3, 2001 and is in its development stage. To date, the Company's activities have been limited to organization, capital formation, and the purchase of a website to sell a variety of books and reading material.

         The Company intends to participate in the VSTORE Virtual Storefront Network. This participation will allow the Company to set up a storefront to market products that will be owned, billed, and shipped by VSTORE. The Company will be paid a commission on any orders that have been delivered and are no longer covered by the VSTORE return program (usually 30 days from the date of delivery). VSTORE commissions range from 5% to 20%. Each product has its own unique commission amount and this can change depending on availability and pricing.

         e-Book Network, Inc. is one of a group of thirteen (13) commonly owned companies formed or to be formed in connection with the Plan of Reorganization (amended) of e-Miracle Network, Inc. Debtor. The amended Plan of Reorganization of e-Miracle Network, Inc. was approved by the United States Bankruptcy Court, Southern District of Florida, Miami Division, on March 6, 2001. In addition to certain payment plans and distribution of stock in the Reorganized Debtor (e-Miracle Network, Inc.), the investor group and creditors of the debtor will be entitled to distribution of stock in thirteen (13) separate companies formed to support the Debtor's (e-Miracle Network, Inc.) reorganization and product sales. The plan provides the stock will be issued pursuant to the exemption from registration set forth in 11 U.S.C. ss.1145 and pursuant to Section 3(a)(7) of the Securities Act of 1933 as amended. Under the plan, the investors group has agreed to invest $5,000 to $10,000 per entity to complete their business model, facilitate operations and to complete research and development. e-Miracle Network, Inc. (the Reorganized Debtor) will enter into marketing agreements with these companies. If these entities complete research and development, the investor group will make available to these entities one line of credit of $250,000 for working capital as needed once these entities begin business operations.

2. INTANGIBLE ASSETS

         The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company to date.

         Intangible assets at the balance sheet date consist of a website that is carried at cost. The Company amortizes this asset on a straight-line basis over three years. The website was purchased from an entity that is considered to be a related party. (See Note C.)

3. INCOME PER SHARE

         Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the Company has no potentially dilutive securities outstanding.

4. CASH

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

5. USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to income taxes and asset lives.

6. FINANCIAL INSTRUMENTS

         The Company's short-term financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


During the period the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

7. STOCK-BASED COMPENSATION

         The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's existence. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay any stock-based compensation during the period presented.

8. COMPREHENSIVE INCOME

         SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. To date, the Company has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

9. COSTS OF COMPUTER SOFTWARE

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expenses as incurred.

         Effective January 3, 2001, the Company adopted SOP 98-1, however, the Company has not incurred costs to date which would require evaluation in accordance with the SOP.

10. SEGMENTS

         Effective January 3, 2001, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 13 did not affect results of operations or financial position.

11. PENSIONS AND OTHER POST-RETIREMENT BENEFITS

         Effective January 3, 2001, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and other Post-Retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-Retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

         The Company has not initiated benefit plans to date which would require disclosure under the statement.

12. DERIVATIVE INSTRUMENTS

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however, it believes that it has not to date engaged in significant transactions encompassed by the statement.

13. ADVERTISING COSTS

         Advertising costs generally will be charged to operations in the year incurred. The Company has not incurred any advertising costs from its inception to December 31, 2002.

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

14. START-UP AND ORGANIZATION COSTS

         Start-up and organization costs are accounted for under the provisions of the American Institute of Certified Public Accountants' Statement of Position
(SOP) 98-5, "Reporting on the Costs of Start-up Activities". Adopted by the Company at its inception, SOP 98-5 provides guidance on the financial reporting of start-up and organization costs and requires such costs to be expensed as incurred. The Company has charged $8,606 of organization costs and $3,548 of transfer costs to operations during the period ended December 31, 2002.

15. REVENUE RECOGNITION

         Commission income from product sales is recognized when the related goods are delivered by VSTORE Virtual Storefront Network and the goods are no longer covered by their return program which is usually 30 days from the date of delivery. (See Note A-1.) The Company did not earn any revenue through December 31, 2002.

16. BUSINESS CONCENTRATIONS

         Commission income of the Company is dependent upon the sales of children's games, arts and crafts, toys and related products on the internet and, therefore, are subject upon the economic conditions of the internet market place. Changes in this industry may significantly affect management's estimates and the Company's performance.

17. INCOME TAXES

         The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", effective January 3, 2001. Under SFAS, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse.

NOTE B - STOCKHOLDERS' EQUITY

         On January 3, 2001, the Company issued 10,000,000 shares of its no par value common stock for $5,000 in cash to its founder, Susan Parker.

         During March 2001, the Company issued 2,071,200 shares of its no par value common stock in connection with the Amended Plan of Reorganization of e-Miracle Network, Inc. which is described in Note A-1. These shares were valued at $2,600. (The business concept services are valued at $1,600 and the license to use the name "e-Book Network" is valued at $1,000. The price was based upon the estimated values without independent appraisal.)

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


         On July 12, 2001, the Company issued 5,000 shares of its no par value common stock for legal services. The fair value of the legal services performed amounted to $600.

         During August 2001, a shareholder contributed $500 in organization costs. The shareholder does not expect repayment of the expenses paid and the Company is not obligated to make such repayment, therefore, the Company has recorded the expenses as a contribution to its capital by the shareholder.

         On December 20, 2001, the Company issued 10,000,000 shares of its no par value common stock for $10,000 in cash to its founder, Susan Parker.

         On December 31, 2002 $6,243 was contributed by a stockholder.

NOTE C - RELATED PARTY TRANSACTIONS

         The Company acquired its website for $2,000 from an entity that is considered to be a related party. This entity will provide website hosting on a month to month agreement at a cost of $75 per month. Effective September 1, 2001, the Company signed a sublease agreement to lease office space and utilities for a period of 42 months at $100 per month from an entity that is considered to be a related party. The lease was terminated January 31, 2002. The Company owed related parties $105 at December 31, 2002.

         The officer and director of the Company is involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

NOTE D - WARRANTS AND OPTIONS

         There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE E - INCOME TAXES

         The provision (credit) for income taxes consists of the following:

                                                E-BOOK NETWORK, INC.
                                            NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2002

                                                                                   Inception       Inception
                                                                                  Jan. 3, 2001    Jan. 3, 2001
                                                                 Year Ended            to              to
                                                                DEC. 31, 2002     DEC. 31, 2001   DEC. 31, 2002
                                                                -------------     -------------   -------------
         Federal                                                   $(2,223)         $(1,568)         $(3,791)
         State                                                        (862)            (608)          (1,470)
                                                                   -------          -------          -------
                  Subtotal                                         $(3,085)         $(2,176)         $(5,261)
Less: Company tax benefits dependent upon future
          taxable earnings and not recognized at this time           3,085            2,176            5,261
                                                                   -------          -------          -------
                  Total                                            $   -0-          $   -0-          $   -0-
                                                                   -------          -------          -------
         Current                                                   $(2,341)         $(1,689)         $(4,030)
         Deferred                                                     (744)            (487)          (1,231)
                                                                   -------          -------          -------
                                                                    (3,085)         $(2,176)         $(5,261)
Less: Company tax benefits not recognized at
         this time                                                   3,085            2,176            5,261
                                                                   -------          -------          -------
                  Total                                            $   -0-          $   -0-          $   -0-
                                                                   -------          -------          -------


         Deferred income taxes arise primarily due to temporary differences in recognizing certain revenues and expenses for tax purposes, and the expected use of tax loss carryforwards in future periods. The net deferred tax assets at December 31, 2002 was composed of:

         Organization and start-up costs are expensed for financial statement purposes and are amortizable over 60 months
            for tax purposes                                         $    1,231
                                                                     ----------
         Total gross deferred tax asset                              $    1,231
         Less - Valuation allowance                                       1,231
                                                                     ----------
         Net Deferred Tax Assets                                     $      -0-
                                                                     ==========

         A valuation allowance is provided to reduce the deferred tax asset to a level which, more likely than not, will be realized. The net deferred tax assets reflect management's assessment of the amount which will be realized from future taxable earnings on alternative tax strategies. The valuation allowance was increased by $257 during the year ended December 31, 2002, $487 for the period January 3, 2001 (inception) to December 31, 2001, and increased by approximately $744 during the period January 3, 2001 (inception) to December 31, 2002.

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


         At December 31, 2002, the Company had approximately $ 27,000 of Federal and State net operating loss carryforwards available to offset future taxable income for financial statement purposes. For tax purposes, the Company had approximately $20,483 of Federal and State net operating loss carryforwards. The State loss carryforward is available indefinitely. The Federal net operating loss carryforward will begin expiring in the year 2021.

         Total Federal tax expense (credit) differed from the amount computed by applying the U.S. Federal income tax rate of 34% to income (loss) from continuing operations before income tax for the following reasons:

                                                                    Inception                          Inception
                                                 Percent          Jan. 3, 2001       Percent          Jan. 3, 2001         Percent
                                               of Pre-Tax              to           of Pre-Tax             to            of Pre-Tax
                           DEC. 31, 2002         (LOSS)          DEC. 31, 2001        (LOSS)         DEC. 31, 2002         (LOSS)
                           -------------         ------          -------------        ------         -------------         ------
Income (loss) before
 provision (credit)
   for income taxes           $(15,677)          (100) %           $(11,060)             (100)%         $(26,737)            (100)%
                              --------          --------           --------          --------           --------          --------

Computed expected
 tax expense (credit)         $ (5,330)              (34)%         $ (3,760)              (34)%         $ (9,090)             (34)%

Federal tax (benefit)
  of State income tax              314                 2                207                 2                521                 2

Sur Tax Exemption                2,793                18              1,985                18              4,778                18
                              --------          --------           --------          --------           --------          --------
         Subtotal             $ (2,223)              (14)%         $ (1,568)              (14)%         $ (3,791)               14%

Less: Tax benefits not
       recognized for
       financial reporting
       purposes                  2,233                14              1,568                14              3,791                14
                              --------          --------           --------          --------           --------          --------
Actual Federal income
 tax expense (credit)         $     --               --%           $     --               --%           $     --               --%
                              --------          --------           --------          --------           --------          --------

                              E-BOOK NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



NOTE F - SUBSEQUENT EVENTS, COMMITMENTS AND OTHER MATTERS

         The Company does not carry general and product liability insurance at this time and is effectively self-insured. This matter is expected to be revisited by the Company once business operations commence.

NOTE G - TERMINATION OF LEASE OBLIGATIONS

         Effective January 31, 2002, by mutual consent, the operating sublease for facilities and utilities from September 1, 2001 to March 1, 2005 from a related party was terminated without cost to the Company.

NOTE H - GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

         However, the Company has not generated any income and is unable to predict when its operations will generate income. Also, as shown in the accompanying financial statements, the Company incurred a net loss of $26,737 during the period January 3, 2001 (inception) to December 31, 2002. Therefore, it will be necessary for the Company officer to advance funds to the Company until such time as additional financing is available. There can be no assurance that the Company officer will have, or will be willing to advance funds to the Company when the funds are required. Also, there can be no assurances that additional financing will become available when required.

                                   SCHEDULE 4

THIS SCHEDULE IS ON FILE AT THE OFFICES OF SINOFRESH CORP., AND MAY BE VIEWED UPON REQUEST.